As filed with the Securities and Exchange Commission on May 23, 2025

Registration No. 333-286198

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FUSION FUEL GREEN PLC

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Ireland	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 Pembroke Street Upper

Dublin D02 KR83

Ireland

+353 1 961 9350

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System 28 Liberty Street New York, NY 10005 (212) 894-8940 (Name, address, and telephone number of agent for service)
Copies to:
Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 202-869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company     ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MAY 23, 2025

PROSPECTUS

Up to 27,439,440 Class A Ordinary Shares

Fusion Fuel Green PLC

This prospectus relates to the offer and resale from time to time of up to 27,439,440 Class A ordinary shares with a nominal value of $0.0001 each (“Class A Ordinary Shares”) of Fusion Fuel Green PLC, an Irish public limited company (“we,” “us,” “our,” or the “Company”), that may be issued by us to the selling shareholders identified in this prospectus under “Selling Shareholders”, comprised of:

●	up to 14,285,622 Class A Ordinary Shares (the “March 2025 Registrable Securities”), which includes (a) up to 9,989,026 Class A Ordinary Shares, equal to 150% of up to 6,659,350 Class A Ordinary Shares issuable upon conversion of Senior Convertible Notes, dated as of March 3, 2025, in the aggregate original principal amount of $1,300,000 (the “March 2025 Notes”), as of March 24, 2025, and (b) up to 4,296,596 Class A Ordinary Shares, equal to 150% of up to 2,864,397 Class A Ordinary Shares issuable upon exercise of warrants, dated as of March 3, 2025 (the “March 2025 Warrants”), each of which was issued to certain investors (the “February 2025 Investors”) pursuant to that certain Securities Purchase Agreement, dated as of February 28, 2025, between the Company and the February 2025 Investors (the “February 2025 Purchase Agreement”), and pursuant to that certain Registration Rights Agreement, dated as of March 3, 2025, between the Company and the February 2025 Investors (the “March 2025 Registration Rights Agreement”), which provides that the Company shall register for resale an amount equal to the sum of at least 150% of the maximum Class A Ordinary Shares issuable upon (a) conversion of the March 2025 Notes at the March 2025 Notes Alternate Conversion Price (as defined below), including interest through the date of maturity, and (b) exercise of the March 2025 Warrants;

●	up to 12,898,818 Class A Ordinary Shares (the “January 2025 Registrable Securities”), which includes (a) up to 9,460,758 Class A Ordinary Shares, equal to 150% of up to 6,307,172 Class A Ordinary Shares issuable upon conversion of the Senior Convertible Notes, dated as of January 10, 2025, in the aggregate original principal amount of $1,231,250 (the “January 2025 Notes”), as of March 24, 2025, and (b) up to 3,438,060 Class A Ordinary Shares, equal to 150% of up to 2,292,040 Class A Ordinary Shares issuable upon exercise of warrants, dated as of January 10, 2025 (the “January 2025 Warrants”), each of which was issued to certain investors (the “January 2025 Investors”) pursuant to that certain Securities Purchase Agreement, dated as of January 10, 2025, between the Company and the January 2025 Investors (the “January 2025 Purchase Agreement”), and pursuant to that certain Registration Rights Agreement, dated as of January 10, 2025, between the Company and the January 2025 Investors (the “January 2025 Registration Rights Agreement”), which provides that the Company shall register for resale an amount equal to the sum of at least 150% of the maximum Class A Ordinary Shares issuable upon (a) conversion of the January 2025 Notes at the January 2025 Notes Alternate Conversion Price (as defined below), including interest through the date of maturity, and (b) exercise of the January 2025 Warrants; and

●	up to 255,000 Class A Ordinary Shares issuable upon exercise of a warrant, dated November 1, 2024 (the “November 2024 Warrant”), issued to Bevilacqua PLLC (the “November 2024 Investor”), pursuant to that certain letter agreement, dated as of October 30, 2024, between the Company and the November 2024 Investor (the “October 2024 Letter Agreement”), which provides that the November 2024 Warrant is consideration for the forgoing of a retainer and deferral of the Company’s obligation to pay the November 2024 Investor’s fees for the services provided for under the October 2024 Letter Agreement until the occurrence of one of certain events as described in the October 2024 Letter Agreement, and which provides that the Company shall register for resale the Class A Ordinary Shares issuable upon exercise of the November 2024 Warrant.

The March 2025 Notes provide that at any time after the occurrence of an event of default, the March 2025 Notes will be convertible into an amount of Class A Ordinary Shares equal to 115% of the converted dollar amount at the “Alternate Conversion Price”, which will be equal to the lowest of (a) $0.4364, subject to certain adjustments (the “March 2025 Notes Conversion Price”); and (b) the greater of (x) a floor price initially equal to $0.0793, subject to certain adjustments (the “March 2025 Notes Floor Price”), and (y) 80% of the lowest volume-weighted average price (“VWAP”) of the Class A Ordinary Shares during the five consecutive trading days immediately prior to the date on which the Company receives written notice of such conversion from such holder (the “March 2025 Notes Alternate Conversion Price”). As of March 24, 2025, the March 2025 Notes Alternate Conversion Price would have been $0.21864 per share. Pursuant to the March 2025 Registration Rights Agreement, the Company is registering for resale a total of 9,989,026 Class A Ordinary Shares for resale upon conversion of the March 2025 Notes, equal to the product of 150% of the aggregate original principal amount of $1,300,000 outstanding under the March 2025 Notes as of March 24, 2025, divided by the March 2025 Notes Alternate Conversion Price.

The January 2025 Notes provide that at any time after the occurrence of an event of default, the January 2025 Notes will be convertible into an amount of Class A Ordinary Shares equal to 115% of the converted dollar amount at the “Alternate Conversion Price”, which will be equal to the lowest of (a) $0.559, subject to certain adjustments (the “January 2025 Notes Conversion Price”); and (b) the greater of (x) a floor price initially equal to $0.1118, subject to certain adjustments (the “January 2025 Notes Floor Price”), and (y) 80% of the lowest VWAP of the Class A Ordinary Shares during the five consecutive trading days immediately prior to the date on which the Company receives written notice of such conversion from such holder (the “January 2025 Notes Alternate Conversion Price”). As of March 24, 2025, the January 2025 Notes Alternate Conversion Price would have been $0.21864 per share. Pursuant to the January 2025 Registration Rights Agreement, the Company is registering for resale a total of 9,460,758 Class A Ordinary Shares for resale upon conversion of the January 2025 Notes, equal to the product of 150% of the aggregate original principal amount of $1,231,250 outstanding under the January 2025 Notes as of March 24, 2025, divided by the January 2025 Notes Alternate Conversion Price.

Each of the holders of the March 2025 Notes, the March 2025 Warrants, the January 2025 Notes, or the January 2025 Warrants will not have the right to convert any portion of any March 2025 Notes or any January 2025 Notes or exercise any portion of the March 2025 Warrants or the January 2025 Warrants to the extent that, after giving effect to such conversion or exercise, such holder (together with certain related parties) would beneficially own in excess of 4.99% (the “January/March 2025 Securities Maximum Percentage”) of Class A Ordinary Shares outstanding immediately after giving effect to such conversion or exercise. The January/March 2025 Securities Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of each holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company. The number of shares being offered for resale does not take into account any limitations on the conversion or exercise of these securities.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Class A Ordinary Shares by the selling shareholders. We may receive up to $2,566,973.21 in aggregate gross proceeds from the cash exercise of the March 2025 Warrants, the January 2025 Warrants and the November 2024 Warrant.

The selling shareholders may sell or otherwise dispose of the Class A Ordinary Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling shareholders may sell or otherwise dispose of Class A Ordinary Shares pursuant to this prospectus.

We will pay the expenses of registering the resale of the Class A Ordinary Shares offered by this prospectus, but all selling and other expenses incurred by the selling shareholders will be paid by the selling shareholders. The selling shareholders may sell the Class A Ordinary Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution”. The prices at which the selling shareholders may sell shares will be determined by the prevailing market price for the Class A Ordinary Shares or in negotiated transactions.

The Class A Ordinary Shares and the Company’s public warrants are both listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “HTOO” and “HTOOW”, respectively. The last reported sale price of the Class A Ordinary Shares and the Company’s public warrants on The Nasdaq Capital Market on May 22, 2025 was $0.32 and $0.0069, respectively.

Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” beginning on page 4 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) to register the securities described in this prospectus for resale by the selling shareholders who may, from time to time, sell the securities described in this prospectus.

We may file one or more prospectus supplements, or, if appropriate, post-effective amendments, to accompany this prospectus to add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or post-effective amendment, if any, you should rely on the information in the accompanying prospectus supplement or post-effective amendment. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offering. You should read both this prospectus and the accompanying prospectus supplement or post-effective amendment, if any, and any free writing prospectus together with the additional information described under “Where You Can Find More Information; Documents Incorporated by Reference”. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Documents Incorporated by Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or post-effective amendment or free-writing prospectus we may authorize to be delivered or made available to you. Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any free writing prospectus we have prepared. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Offers to sell, and solicitations of offers to buy, the Class A Ordinary Shares are being made only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus and in the documents we file with the SEC that are incorporated by reference into this prospectus.

For investors outside of the United States: Neither we nor the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

Certain amounts presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals may not represent the arithmetic summation or calculation of the figures that they are based upon.

Trademarks, Trade Names and Service Marks

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Class A Ordinary Shares. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Our Company

Overview

Our mission is to be a full-service energy and utilities solutions provider of hydrogen and gas sectors. We are strategically positioned to address critical energy requirements while anticipating future demands in the energy market.

We plan to provide comprehensive green hydrogen project solutions, including advisory services, engineering, equipment sales, and project oversight. We expect to offer end-to-end project management, supporting clients from the initial feasibility stage through to operation and maintenance. By designing plants specifically for clients’ needs, without relying on predetermined specifications, we anticipate that we will ensure every solution is purpose-built. Our hydrogen service will specialize in sustainability and innovation, aiming to become a leading provider of green hydrogen technologies globally. Our new hydrogen services business will be operated through our newly-established subsidiary Bright Hydrogen Solutions Limited, an Irish private limited company.

Following our acquisition of a controlling interest in Quality Industrial Corp., a Nevada corporation (“QIND”), in November 2024, we offer liquified petroleum gas (“LPG”) distribution and services while expanding our presence across both the traditional and clean energy sectors. Our LPG division consists of the business of Al Shola Al Modea Gas Distribution LLC, a United Arab Emirates (“UAE”) company (“Al Shola Gas”), which services over 36,000 customers in the Middle East, providing LPG distribution and engineering services. Al Shola Gas was established in 1980 and is approved by the Directorate General of Dubai Civil Defense, Government of Dubai, UAE, as a “Central Gas Contractor” and “LPG Supplier”.

We are committed to achieving sustainable growth through a diversified energy portfolio, leveraging the established infrastructure and demand for our gas supply and services while expanding our hydrogen engineering and advisory business through strategic and operational synergies. We aim to drive long-term value creation by supporting the global transition to clean energy solutions.

For additional information about the Company, see  Item 4. “Information on the Company” in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, which is incorporated by reference herein.

The Company’s Class A Ordinary Shares are traded on The Nasdaq Capital Market under the ticker symbol HTOO and its warrants are traded under the ticker symbol HTOOW.

Corporate Information

Our principal executive offices are located at 9 Pembroke Street Upper, Dublin D02 KR83, Ireland and our telephone number is +353 1 961 9350. We maintain websites at www.fusion-fuel.eu, www.qualityindustrialcorp.com and https://alsholagas.ae. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

Private Placements

Private Placements of Senior Convertible Notes and Warrants

On February 28, 2025, the Company, entered into the February 2025 Purchase Agreement with the February 2025 Investors, pursuant to which the February 2025 Investors and the Company agreed to execute and deliver to the February 2025 Investors the March 2025 Notes in the aggregate original principal amount of $1,300,000 and an aggregate purchase price of $1,000,000, and the March 2025 Warrants to initially purchase an aggregate of 2,864,397 Class A Ordinary Shares. On March 3, 2025, the closing under the February 2025 Purchase Agreement occurred. In satisfaction of the conditions to closing, on March 3, 2025, the Company entered into the March 2025 Registration Rights Agreement with the February 2025 Investors, and issued the March 2025 Notes and the March 2025 Warrants to the February 2025 Investors.

See “Private Placements of Notes and Warrants – February 2025 Purchase Agreement” for a description of the terms of the February 2025 Purchase Agreement and “Private Placements of Notes and Warrants – March 2025 Registration Rights Agreement” for a description of the terms of the March 2025 Registration Rights Agreement. See “Description of Securities – March 2025 Notes” for a description of the March 2025 Notes and “Description of Securities – March 2025 Warrants” for a description of the March 2025 Warrants.

On January 10, 2025, the Company entered into the January 2025 Purchase Agreement with the January 2025 Investors, pursuant to which the January 2025 Investors and the Company agreed to execute and deliver to the January 2025 Investors the January 2025 Notes in the aggregate original principal amount of $1,231,250 and an aggregate purchase price of $1,025,000, and the January 2025 Warrants to initially purchase an aggregate of 2,292,040 Class A Ordinary Shares. On the same date, the closing under the January 2025 Purchase Agreement occurred. In satisfaction of the conditions to closing, on January 10, 2025, the Company entered into the January 2025 Registration Rights Agreement with the January 2025 Investors, and the Company issued the January 2025 Notes and the January 2025 Warrants to the January 2025 Investors.

See “Private Placements of Notes and Warrants – January 2025 Purchase Agreement” for a description of the terms of the January 2025 Purchase Agreement and “Private Placements of Notes and Warrants – January 2025 Registration Rights Agreement” for a description of the terms of the January 2025 Registration Rights Agreement. See “Description of Securities – January 2025 Notes” for a description of the January 2025 Notes and “Description of Securities – January 2025 Warrants” for a description of the January 2025 Warrants.

Issuance of November 2024 Warrant

Pursuant to the October 2024 Letter Agreement, the November 2024 Warrant was issued to the November 2024 Investor in consideration for the forgoing of a retainer and deferral of the Company’s obligation to pay the fees for the services provided for under the October 2024 Letter Agreement until the occurrence of one of certain events as described in the October 2024 Letter Agreement. See “Description of Capital – November 2024 Warrant”.

The Offering

Class A Ordinary Shares offered by the selling shareholders:	Up to 27,439,440 Class A Ordinary Shares, consisting of:

● up to 9,989,026 Class A Ordinary Shares, equal to 150% of up to 6,659,350 Class A Ordinary Shares issuable upon conversion of the March 2025 Notes;

● up to 4,296,596 Class A Ordinary Shares, equal to 150% of up to 2,864,397 Class A Ordinary Shares issuable upon exercise of the March 2025 Warrants;

● up to 9,460,758 Class A Ordinary Shares, equal to 150% of up to 6,307,172 Class A Ordinary Shares issuable upon conversion of the January 2025 Notes;

● up to 3,438,060 Class A Ordinary Shares, equal to 150% of up to 2,292,040 Class A Ordinary Shares issuable upon exercise of the January 2025 Warrants; and

● up to 255,000 Class A Ordinary Shares issuable to the November 2024 Investor upon exercise of the November 2024 Warrant.

Class A Ordinary Shares outstanding (as of May 22, 2025)(1)	24,244,174 Class A Ordinary Shares

Class A Ordinary Shares outstanding after giving effect to the issuance of the shares registered hereunder	51,683,614 Class A Ordinary Shares

Use of Proceeds:	We will not receive any proceeds from the sales of outstanding Class A Ordinary Shares by the selling shareholders. We may receive up to $2,566,973.21 in aggregate gross proceeds from the cash exercise of the March 2025 Warrants, the January 2025 Warrants and the November 2024 Warrant. See “Use of Proceeds” on page 6 of this prospectus.

Risk Factors:	Investing in the Class A Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4 of this prospectus, and in the “Risk Factors” section in any applicable prospectus supplement and any document incorporated by reference herein, before deciding to invest in the Class A Ordinary Shares.

Trading market and symbol:	The Class A Ordinary Shares and the Company’s public warrants are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “HTOO” and “HTOOW”, respectively.

(1)	The number of Class A Ordinary Shares outstanding is based on 24,244,174 Class A Ordinary Shares outstanding as of May 22, 2025, and excludes the following securities as of such date:

●	41,713,270 Class A Ordinary Shares issuable upon exercise of outstanding Series A Convertible Preferred Shares with a nominal value of $0.0001 each (“Series A Preferred Shares”);

●	5,803,298 Class A Ordinary Shares issuable upon conversion of outstanding convertible notes, upon full conversion of all principal and interest through maturity, at the initial conversion prices, assuming that no event of default occurs;

●	14,503,558 Class A Ordinary Shares issuable upon exercise of outstanding warrants;

●	77,025 Class A Ordinary Shares issuable upon exercise of outstanding restricted stock units; and

●	1,335,735 Class A Ordinary Shares issuable upon exercise of outstanding options.

RISK FACTORS

An investment in the Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, any applicable prospectus supplement, the information set forth under Item 3.D. “Risk Factors” of  the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, which is incorporated by reference herein except to the extent that the risk factors stated therein are amended, restated or updated hereby, and in other filings we make with the SEC, before purchasing the Class A Ordinary Shares. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or may incorporate by reference, and any prospectus supplement or documents incorporated by reference herein or therein may contain or incorporate by reference, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act that are based on our management’s beliefs and assumptions and on information available to us on the date of such statements. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	our ability to obtain additional financing when and if needed; and

●	the assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus and any applicable prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Class A Ordinary Shares by the selling shareholders. We may receive up to $2,566,973.21 in aggregate gross proceeds from the cash exercise of the March 2025 Warrants, the January 2025 Warrants and the November 2024 Warrant. See “Plan of Distribution” elsewhere in this prospectus for more information.

Under the Stock Purchase Agreement, dated as of November 18, 2024 (the “QIND Purchase Agreement”), among the Company, QIND, Ilustrato Pictures International Inc., a Nevada corporation, and certain other stockholders of QIND, the Company is required to use commercially reasonable efforts to raise at least $5,000,000 in one or more financing transactions (“Purchaser Financing”). 50% of the proceeds from the Purchaser Financing will be set aside and made available expressly for QIND to use for its working capital and corporate needs and the remaining 50% of such funds will be set aside and made available expressly for the businesses of the Company existing immediately prior to the closing under the QIND Purchase Agreement to use for their working capital and corporate needs. To split the net proceeds of the Purchaser Financing as described above, the Company is required to make loans of one-half of the net proceeds (or such lesser amount as agreed to by the parties in writing) to QIND, which loans will be (i) forgiven upon the conversion of the Series A Preferred Shares or (ii) repaid if the transactions contemplated by the QIND Purchase Agreement are unwound in accordance with the terms of the QIND Purchase Agreement. The Company and QIND are required to cooperate to structure such allocation of proceeds and the use of such proceeds on a mutually agreeable basis. The Company is required to utilize its portion of the net proceeds of the Purchaser Financing to pay off any indebtedness for borrowed money, accounts payable and other liabilities. To the extent that any proceeds received from the cash exercise of the March 2025 Warrants, the January 2025 Warrants and the November 2024 Warrant are subject to the requirements of the Purchaser Financing, then they will be required to be used in accordance with the requirements described above.

Except as described above or in a prospectus supplement, we expect to use any proceeds that we receive under the March 2025 Warrants, the January 2025 Warrants and the November 2024 Warrant for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have never declared or paid cash dividends on the Class A Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on the Class A Ordinary Shares in the near future. We may also enter into credit agreements or other agreements or arrangements in the future that will restrict our ability to declare or pay cash dividends on the Class A Ordinary Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

PRIVATE PLACEMENTS OF NOTES AND WARRANTS

On February 28, 2025, the Company entered into the February 2025 Purchase Agreement with the February 2025 Investors, pursuant to which the February 2025 Investors and the Company agreed to execute and deliver to the February 2025 Investors the March 2025 Notes in the aggregate original principal amount of $1,300,000 and an aggregate purchase price of $1,000,000, and the March 2025 Warrants to initially purchase an aggregate of 2,864,397 Class A Ordinary Shares. On March 3, 2025, the closing under the February 2025 Purchase Agreement occurred. In satisfaction of the conditions to closing, on March 3, 2025, the Company entered into the March 2025 Registration Rights Agreement with the February 2025 Investors, and issued the March 2025 Notes and the March 2025 Warrants to the February 2025 Investors.

On January 10, 2025, the Company entered into the January 2025 Purchase Agreement with the January 2025 Investors, pursuant to which the January 2025 Investors and the Company agreed to execute and deliver to the January 2025 Investors the January 2025 Notes in the aggregate original principal amount of $1,231,250 and an aggregate purchase price of $1,025,000, and the January 2025 Warrants to initially purchase an aggregate of 2,292,040 Class A Ordinary Shares. On the same date, the closing under the January 2025 Purchase Agreement occurred. In satisfaction of the conditions to closing, on January 10, 2025, the Company entered into the January 2025 Registration Rights Agreement with the January 2025 Investors, and the Company issued the January 2025 Notes and the January 2025 Warrants to the January 2025 Investors.

February 2025 Purchase Agreement

The February 2025 Purchase Agreement contains the following provisions:

Until the earlier to occur of (a) the first date that the March 2025 Registrable Securities required to be filed on the initial registration statement of the Company filed under the Securities Act covering the March 2025 Registrable Securities pursuant to the March 2025 Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date), which is the registration statement of which this prospectus forms a part (the “Initial March 2025 Securities Registration Statement”), and (b) the first date on which all of the March 2025 Registrable Securities are eligible to be resold by the February 2025 Investors pursuant to Rule 144 under the Securities Act (“Rule 144”) (or if (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company fails to satisfy any condition set forth in Rule 144(i)(2), if applicable (a “Current Public Information Failure”), the date such Current Public Information Failure is cured) (the “March 2025 Securities Applicable Date”), and at any time thereafter while any registration statement filed pursuant to the March 2025 Registration Rights Agreement (“March 2025 Securities Registration Statement”) is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure exists, the Company may not file a registration statement or offering statement under the Securities Act relating to securities that are not the March 2025 Registrable Securities, other than certain amendments or supplements to outstanding effective registration statements, registration statements on Form S-8, a registration statement registering for resale Class A Ordinary Shares pursuant to an equity line of credit offered to the lead February 2025 Investor (“Permitted ELOC”), or a registration statement required pursuant to the January 2025 Registration Rights Agreement. Pursuant to a Limited Waiver or Amended and Restated Limited Waiver, dated as of March 26, 2025, between each holder of the March 2025 Notes, each holder of the January 2025 Notes, and the Company (the “January/March 2025 Note Waivers”), the filing of a registration statement on Form F-3 (or amendment or supplement thereto) pursuant to Rule 415(a)(6) under the Securities Act will not be subject to this restriction.

Until the 90th trading day after the March 2025 Securities Applicable Date and at any time thereafter while any March 2025 Securities Registration Statement is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure exists (the “March 2025 Securities Restricted Period”), the Company may not directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity or debt security (a “March 2025 Securities Subsequent Placement”), subject to exceptions for a Permitted ELOC and certain customary exceptions. The February 2025 Purchase Agreement waived the application of a similar prohibition in the January 2025 Purchase Agreement with respect to the transactions contemplated by the February 2025 Purchase Agreement.

While any March 2025 Notes remain outstanding, the Company may not enter into a Variable Rate Transaction (as defined in the February 2025 Purchase Agreement) other than a Permitted ELOC or a Permitted ATM (as defined in the February 2025 Purchase Agreement). The February 2025 Purchase Agreement waived the application of a similar prohibition under the January 2025 Purchase Agreement with respect to the transactions contemplated by the February 2025 Purchase Agreement.

Until September 3, 2025, the February 2025 Investors will have a right of first refusal as to 20% of any March 2025 Securities Subsequent Placement under the February 2025 Purchase Agreement, based on the February 2025 Investors’ pro rata portion of the aggregate original principal amount of the March 2025 Notes. The February 2025 Purchase Agreement waived the application of a similar right under the January 2025 Purchase Agreement with respect to the transactions contemplated by the February 2025 Purchase Agreement.

While any March 2025 Notes remain outstanding, the Company also may not (i) redeem or declare a dividend on any securities without prior written consent of the February 2025 Investors; or (ii) effect more than one reverse share split that would be required to maintain the Company’s listing on Nasdaq without the prior written consent of the Required Holders.

While any of the March 2025 Notes or any of the March 2025 Warrants remain outstanding, the Company must reserve at least 150% of the sum of the maximum number of Class A Ordinary Shares (x) into which the March 2025 Notes may be converted, assuming that the March 2025 Notes are convertible at the March 2025 Notes Alternate Conversion Price assuming an Alternate Conversion Date (as defined in the March 2025 Notes) as of such applicable date of determination, and including interest through the date of maturity, and (y) issuable upon exercise of the March 2025 Warrants.

In addition, the February 2025 Purchase Agreement provides that on or before April 2, 2025, unless extended with the Required Holders’ written consent, the Company shall obtain the consent of the Lead Holder (as defined in that certain Securities Subscription Agreement, dated as of November 21, 2023, by and between the Company and the investors signatory thereto (the “November 2023 Securities Subscription Agreement”)) to the transactions contemplated by the February 2025 Purchase Agreement and the specified transaction documents.

The February 2025 Purchase Agreement provides that the Company will reimburse the lead February 2025 Investor a non-accountable amount of $35,000 for costs and expenses in connection with the transaction, including reasonable legal fees.

The February 2025 Purchase Agreement provides that the Company may not disclose any material non-public information regarding the Company to any of the February 2025 Investors without its prior written consent. In the event that the Company discloses any such material non-public information to any of the February 2025 Investors, the Company will be required to publicly disclose the information by the date that (x) if the recipient authorized the delivery of such information, either (I) if the Company and the recipient have mutually agreed upon a date of disclosure of such information, such agreed upon date or (II) otherwise, the seventh calendar day after the date the recipient first received such information or (y) if the recipient did not authorize the delivery of such information, the first business day after the recipient’s receipt of such information (the “Required Disclosure Date”). Upon failure to make such required public disclosure by such date, then the Company shall pay to such February 2025 Investor in cash the greater of (a) 1% of the principal amount of such February 2025 Investor’s March 2025 Note and (b) the applicable February 2025 Investors Disclosure Restitution Amount (as defined below), on the date of such disclosure failure and every 30-day anniversary of such disclosure failure (each, a “Disclosure Delay Payment Date”) until the disclosure failure is cured. The “February 2025 Investors Disclosure Restitution Amount” will be the product of (x) the difference of (I) the Disclosure Failure Market Price (as defined in the February 2025 Purchase Agreement) less (II) the lowest purchase price, per Class A Ordinary Share, of any Class A Ordinary Shares issued or issuable to such February 2025 Investor pursuant to the February 2025 Purchase Agreement or specified transaction documents, multiplied by (y) 10% of the aggregate daily dollar trading volume of the Class A Ordinary Shares on Nasdaq for each trading day either (1) with respect to the initial Disclosure Delay Payment Date, during the period commencing on the applicable Required Disclosure Date through and including the trading day immediately prior to the initial Disclosure Delay Payment Date or (2) with respect to each other Disclosure Delay Payment Date, during the period commencing the immediately preceding Disclosure Delay Payment Date through and including the trading day immediately prior to such applicable Disclosure Delay Payment Date.

The February 2025 Purchase Agreement also waived in part certain requirements under the January 2025 Registration Rights Agreement, such that the initial registration statement required to be filed under the January 2025 Registration Rights Agreement was required to be filed no later than March 30, 2025, and will be required to be declared effective by the SEC no later than 90 days after the date of the closing under the February 2025 Purchase Agreement.

The February 2025 Purchase Agreement also contains customary closing conditions, representations and warranties, covenants, indemnification provisions, and termination provisions.

March 2025 Registration Rights Agreement

Under the March 2025 Registration Rights Agreement, the Company agreed to register the resale of the March 2025 Registrable Securities. The Company was required to file the Initial March 2025 Securities Registration Statement with the SEC within 45 calendar days after the date of the closing under the February 2025 Purchase Agreement and to have the Initial March 2025 Securities Registration Statement declared effective by the SEC within 90 days after the date of such closing. If the number of Class A Ordinary Shares registered for resale on the Initial March 2025 Securities Registration Statement is deemed insufficient, the Company must file a new March 2025 Securities Registration Statement covering the deficient number within 15 days, taking into account any SEC staff position as to whether such March 2025 Securities Registration Statement will be permitted, and have such new Registration Statement declared effective within 90 days. The number of Class A Ordinary Shares registered for resale will be considered insufficient if at any time the number of Class A Ordinary Shares available for resale under the applicable March 2025 Securities Registration Statement is less than the product determined by multiplying (i) the March 2025 Registrable Securities as of such time by (ii) 0.90. Each March 2025 Securities Registration Statement must remain effective and available for the resale of all securities required to be registered for resale until all such securities are resold or such securities may be resold without restriction pursuant to Rule 144.

Upon a failure (a) to file a March 2025 Securities Registration Statement, (b) have a March 2025 Securities Registration Statement declared effective by the required date, (c) maintain the effectiveness of a March 2025 Securities Registration Statement, or (d) maintain the availability of the prospectus contained in a March 2025 Securities Registration Statement for use, then the Company will be required to pay each February 2025 Investor an amount in cash equal to 1% of the original principal amount under such February 2025 Investor’s March 2025 Note on the date of the failure, and every 30-day anniversary until the failure is cured.

The March 2025 Registration Rights Agreement also provides the February 2025 Investors certain piggyback registration rights if there is not an effective March 2025 Securities Registration Statement covering all of the securities that must be registered under the March 2025 Securities Registration Statement under the March 2025 Registration Rights Agreement.

The March 2025 Registration Rights Agreement also contains certain customary covenants and indemnification provisions.

March 2025 Notes and March 2025 Warrants

See “Description of Securities – March 2025 Notes” for a description of the March 2025 Notes and “Description of Securities – March 2025 Warrants” for a description of the March 2025 Warrants.

January 2025 Purchase Agreement

The January 2025 Purchase Agreement contains the following provisions:

Until the earlier to occur of (a) the first date that the January 2025 Registrable Securities required to be filed on the initial registration statement of the Company filed under the Securities Act covering the January 2025 Registrable Securities pursuant to the January 2025 Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date), which is the registration statement of which this prospectus forms a part (the “Initial January 2025 Securities Registration Statement”), and (b) the first date on which all of the January 2025 Registrable Securities are eligible to be resold by the January 2025 Investors pursuant to Rule 144 (or if a Current Public Information Failure occurs, the date such Current Public Information Failure is cured) (the “January 2025 Securities Applicable Date”), and at any time thereafter while any registration statement filed pursuant to the January 2025 Registration Rights Agreement (“January 2025 Securities Registration Statement”) is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure exists, the Company may not file a registration statement or offering statement under the Securities Act relating to securities that are not the January 2025 Registrable Securities, other than certain amendments or supplements to outstanding effective registration statements, registration statements on Form S-8, or a registration statement registering for resale Class A Ordinary Shares pursuant to a Permitted ELOC. Pursuant to the January/March 2025 Note Waivers, the filing of a registration statement on Form F-3 (or amendment or supplement thereto) pursuant to Rule 415(a)(6) under the Securities Act will not be subject to this restriction.

Until the 90th trading day after the January 2025 Securities Applicable Date and at any time thereafter while any January 2025 Securities Registration Statement is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure exists (the “January 2025 Securities Restricted Period”), the Company may not directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity or debt security (a “January 2025 Securities Subsequent Placement”), subject to exceptions for a Permitted ELOC and certain customary exceptions. Pursuant to the February 2025 Purchase Agreement, the application of this prohibition was waived with respect to the transactions contemplated by the February 2025 Purchase Agreement.

While any January 2025 Notes remain outstanding, the Company may not enter into a Variable Rate Transaction (as defined in the January 2025 Purchase Agreement) other than a Permitted ELOC or a Permitted ATM (as defined in the January 2025 Purchase Agreement). Pursuant to the February 2025 Purchase Agreement, the application of this prohibition was waived with respect to the transactions contemplated by the February 2025 Purchase Agreement.

Until July 10, 2025, the January 2025 Investors will have a right of first refusal as to 20% of any January 2025 Securities Subsequent Placement under the January 2025 Purchase Agreement, based on the January 2025 Investors’ pro rata portion of the aggregate original principal amount of the January 2025 Notes. Pursuant to the February 2025 Purchase Agreement, the application of this right was waived with respect to the transactions contemplated by the February 2025 Purchase Agreement.

While any January 2025 Notes remain outstanding, the Company also may not (i) redeem or declare a dividend on any securities without prior written consent of the January 2025 Investors; or (ii) effect more than one reverse share split that would be required to maintain the Company’s listing on Nasdaq without the prior written consent of the Required Holders.

While any of the January 2025 Notes or any of the January 2025 Warrants remain outstanding, the Company must reserve at least 150% of the sum of the maximum number of Class A Ordinary Shares (x) into which the January 2025 Notes may be converted, assuming that the January 2025 Notes are convertible at the January 2025 Notes Alternate Conversion Price assuming an Alternate Conversion Date (as defined in the January 2025 Notes) as of such applicable date of determination, and including interest through the date of maturity, and (y) issuable upon exercise of the January 2025 Warrants.

In addition, the January 2025 Purchase Agreement provides that on or before February 9, 2025, unless extended with the Required Holders’ written consent, the Company shall obtain the consent of the Lead Holder (as defined in the November 2023 Securities Subscription Agreement) to the transactions contemplated by the January 2025 Purchase Agreement and the specified transaction documents.

The January 2025 Purchase Agreement provides that the Company will reimburse the lead January 2025 Investor a non-accountable amount of $75,000 for costs and expenses in connection with the transaction, including reasonable legal fees.

The January 2025 Purchase Agreement provides that the Company may not disclose any material non-public information regarding the Company to any of the January 2025 Investors without its prior written consent. In the event that the Company discloses any such material non-public information to any of the January 2025 Investors, the Company will be required to publicly disclose the information by the Required Disclosure Date. Upon failure to make such required public disclosure by such date, then the Company shall pay to such January 2025 Investor in cash the greater of (a) 1% of the principal amount of such January 2025 Investor’s January 2025 Note and (b) the applicable January 2025 Investors Disclosure Restitution Amount (as defined below), on each Disclosure Delay Payment Date until the disclosure failure is cured. The “January 2025 Investors Disclosure Restitution Amount” will be the product of (x) the difference of (I) the Disclosure Failure Market Price (as defined in the January 2025 Purchase Agreement) less (II) the lowest purchase price, per Class A Ordinary Share, of any Class A Ordinary Shares issued or issuable to such January 2025 Investor pursuant to the January 2025 Purchase Agreement or specified transaction documents, multiplied by (y) 10% of the aggregate daily dollar trading volume of the Class A Ordinary Shares on Nasdaq for each trading day either (1) with respect to the initial Disclosure Delay Payment Date, during the period commencing on the applicable Required Disclosure Date through and including the trading day immediately prior to the initial Disclosure Delay Payment Date or (2) with respect to each other Disclosure Delay Payment Date, during the period commencing the immediately preceding Disclosure Delay Payment Date through and including the trading day immediately prior to such applicable Disclosure Delay Payment Date.

The January 2025 Purchase Agreement also contains customary closing conditions, representations and warranties, covenants, indemnification provisions, and termination provisions.

January 2025 Registration Rights Agreement

Under the January 2025 Registration Rights Agreement, the Company agreed to register the resale of the January 2025 Registrable Securities. The Company was initially required to file the Initial January 2025 Securities Registration Statement with the SEC within 45 calendar days after the date of the closing under the January 2025 Purchase Agreement and to have the Initial January 2025 Securities Registration Statement declared effective by the SEC within 90 days after the date of such closing. Pursuant to the February 2025 Purchase Agreement, this requirement was waived in part such that the Initial January 2025 Securities Registration Statement was required to be filed no later than March 30, 2025, and declared effective by the SEC no later than 90 days after the date of the closing under the February 2025 Purchase Agreement. If the number of Class A Ordinary Shares registered for resale on the Initial January 2025 Securities Registration Statement is deemed insufficient, the Company must file a new January 2025 Securities Registration Statement covering the deficient number within 15 days, taking into account any SEC staff position as to whether such January 2025 Securities Registration Statement will be permitted, and have such new Registration Statement declared effective within 90 days. The number of Class A Ordinary Shares registered for resale will be considered insufficient if at any time the number of Class A Ordinary Shares available for resale under the applicable January 2025 Securities Registration Statement is less than the product determined by multiplying (i) the January 2025 Registrable Securities as of such time by (ii) 0.90. Each January 2025 Securities Registration Statement must remain effective and available for the resale of all securities required to be registered for resale until all such securities are resold or such securities may be resold without restriction pursuant to Rule 144.

Upon a failure (a) to file a January 2025 Securities Registration Statement, (b) have a January 2025 Securities Registration Statement declared effective by the required date, (c) maintain the effectiveness of a January 2025 Securities Registration Statement, or (d) maintain the availability of the prospectus contained in a January 2025 Securities Registration Statement for use, then the Company will be required to pay each January 2025 Investor an amount in cash equal to 1% of the original principal amount under such January 2025 Investor’s January 2025 Note on the date of the failure, and every 30-day anniversary until the failure is cured.

The January 2025 Registration Rights Agreement also provides the January 2025 Investors certain piggyback registration rights if there is not an effective January 2025 Securities Registration Statement covering all of the securities that must be registered under the January 2025 Securities Registration Statement under the January 2025 Registration Rights Agreement.

The January 2025 Registration Rights Agreement also contains certain customary covenants and indemnification provisions.

January 2025 Notes and January 2025 Warrants

See “Description of Securities – January 2025 Notes” for a description of the January 2025 Notes and “Description of Securities – January 2025 Warrants” for a description of the January 2025 Warrants.

DESCRIPTION OF SECURITIES

The description of the Company’s securities in Exhibit 2.13 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025 is incorporated by reference herein, and supplemented as follows:

March 2025 Notes

General. Two of the March 2025 Notes were issued in the aggregate original principal amount of $406,250 with an original issue discount of 20% for an aggregate purchase price of $325,000 and one of the March 2025 Notes was issued in the original principal amount of $893,750 with an original issue discount of approximately 24.48% for a purchase price of $675,000. On the date of the maturity of the March 2025 Notes, the Company will be required to pay to the holders an amount in cash representing 100% of all outstanding principal, accrued and unpaid interest and unpaid late charges. The March 2025 Notes will be convertible into Class A Ordinary Shares at any time at the option of the holders and, with respect to interest payments where certain conditions are met by the Company, will also be subject to certain redemption rights of the holders and the Company, as described further below. Other than as described below, the Company generally may not prepay any portion of outstanding principal, accrued and unpaid interest or accrued and unpaid late charges under the March 2025 Notes.

Ranking. All payments due under the March 2025 Notes will be senior to all other indebtedness of the Company, other than certain existing and other permitted debts.

Maturity Date. Unless converted or redeemed, the March 2025 Notes will mature on September 3, 2026, subject to such holder’s right to extend such date in certain circumstances.

Interest Rate. The March 2025 Notes shall accrue interest at an annual rate equal to 8% per annum which is payable monthly in securities of the Company subject to the conditions described below, or, at the Company’s option, in cash. Upon an event of default under the March 2025 Notes, the interest rate will increase to 22% per annum until such default has been cured.

Late Charges. The Company will be required to pay late charges of 18% per annum on any amount of principal or other amounts that are not paid when due.

Conversion at Option of Holder. At any time after issuance, all amounts due under the March 2025 Notes will be convertible at any time, in whole or in part, at the holder’s option, into Class A Ordinary Shares at the March 2025 Notes Conversion Price, which will be $0.4364 per share, subject to proportional adjustment upon the occurrence of any share split, share dividend, share combination or similar transaction. Upon a holder’s conversion of a March 2025 Note, the amount of Class A Ordinary Shares into which such March 2025 Note will be convertible will be equal to the principal amount to be converted under such March 2025 Note plus any accrued and unpaid interest, and accrued and unpaid late charges on such principal and interest, if any.

Alternate Optional Conversion. From and after the occurrence of an event of default, a holder may alternatively elect to convert (a “March 2025 Notes Alternate Optional Conversion”) such holder’s March 2025 Notes into an amount of Class A Ordinary Shares equal to 115% of the converted dollar amount at the March 2025 Notes Alternate Conversion Price, which will be equal to the lowest of (a) the March 2025 Notes Conversion Price then in effect; and (b) the greater of (x) the March 2025 Notes Floor Price, which is initially equal to $0.0793, as adjusted to equal 20% of the lower of the closing price or the average closing price for the five consecutive trading days immediately prior to every six-month anniversary of the issuance date of the March 2025 Notes, and any share split, share dividend, share combination or similar transaction, and (y) 80% of the lowest VWAP of the Class A Ordinary Shares during the five consecutive trading days immediately prior to the date on which the Company receives written notice of such conversion from such holder.

Conversion of Interest at Option of Company. For each required payment of interest, the Company may pay such interest by converting the interest amount and issuing a number of Class A Ordinary Shares (a “March 2025 Notes Interest Conversion”) equal to the interest amount multiplied by a price equal to the lower of (i) the applicable March 2025 Notes Conversion Price as in effect, and (ii) the greater of (x) the March 2025 Notes Floor Price then in effect and (y) 90% of the lowest VWAP of the Class A Ordinary Shares during the seven consecutive trading days ending and including the trading day immediately preceding the applicable interest date (the “March 2025 Notes Interest Conversion Price”), so long as there has been no Equity Conditions Failure (as defined in the March 2025 Notes).

Limitations on Conversion. The March 2025 Note holders shall not have the right to convert any portion of any March 2025 Note to the extent that, after giving effect to such conversion, such holder (together with certain related parties) would beneficially own in excess of the January/March 2025 Securities Maximum Percentage of Class A Ordinary Shares outstanding immediately after giving effect to such conversion. The January/March 2025 Securities Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of each holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company.

Distribution Participation Rights. If the Company issues options, convertible securities, warrants, shares, or similar securities or distributes assets pro rata to holders of the Class A Ordinary Shares, each of the March 2025 Note holders will have the right to acquire the same as if such holder had converted such holder’s March 2025 Notes in full, except that to the extent that such acquisition would result in such holder exceeding the January/March 2025 Securities Maximum Percentage, the securities or assets distribution to such holder will be held in abeyance until such distribution would not cause the January/March 2025 Securities Maximum Percentage to be exceeded.

Floor Price Adjustment Payment. If the March 2025 Notes Floor Price is applicable to determine a March 2025 Notes Alternate Optional Conversion or a March 2025 Notes Interest Conversion, the Company will be required to pay the respective holder an amount in cash equal to the product of (x) the higher of (i) the highest price of the Class A Ordinary Shares on the trading day before the conversion and (ii) the applicable March 2025 Notes Alternate Conversion Price or March 2025 Notes Interest Conversion Price and (y) the difference obtained by subtracting (I) the number of Class A Ordinary Shares to be issued with respect to such March 2025 Notes Alternate Optional Conversion or March 2025 Notes Interest Conversion from (II) the quotient obtained by dividing (x) the applicable conversion amount or amount of interest by (y) the applicable March 2025 Notes Alternate Conversion Price or March 2025 Notes Interest Conversion Price without giving effect to the portion of the March 2025 Notes Alternate Conversion Price or the March 2025 Notes Interest Conversion Price, as applicable, relating to the March 2025 Notes Floor Price.

Antidilution Rights. The March 2025 Notes will have full-ratchet antidilution rights, i.e., the March 2025 Notes Conversion Price will be reduced to equal any lower price per share of any securities issued by the Company, subject to certain customary exceptions, in the manner provided for in the March 2025 Notes. Under the January/March 2025 Note Waivers, these antidilution rights will not apply to Class A Ordinary Shares sold under an “at the market offering” (as defined in Rule 415(a)(4) under the Securities Act) between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), under which the Company may offer and sell through Wainwright, as sales agent, the Class A Ordinary Shares (a “Waived ATM”). The conversion price formulas and number of shares issuable upon conversion of the March 2025 Notes will also be proportionately adjusted for any share split or reverse share split or similar event.

Share Split Adjustments. Upon any share split or reverse share split or similar event, the March 2025 Notes Conversion Price will be reduced to a price equal to the quotient determined by dividing (x) the sum of the VWAP of the Class A Ordinary Shares for each of the five trading days with the lowest VWAP of the Class A Ordinary Shares during the 15 consecutive trading days ending and including the trading day immediately preceding the 16th trading day after such event, divided by five.

Applicable Date Adjustments. On the 90th calendar day after the March 2025 Securities Applicable Date, the March 2025 Notes Conversion Price will be reduced to equal the lower of (i) the applicable March 2025 Notes Conversion Price as in effect on the applicable adjustment date, and (ii) the greater of (x) the March 2025 Notes Floor Price then in effect and (y) the lowest VWAP of the Class A Ordinary Shares during the 20 consecutive trading days ending and including the trading day immediately preceding the applicable adjustment date.

Company Optional Redemption. At any time, the Company may redeem in cash all, but not less than all, of the March 2025 Notes at a 15% redemption premium to the greater of (a) the amount then outstanding under the March 2025 Notes, and (b) the product of (1) the quotient of (A) the amount outstanding divided by (b) the March 2025 Notes Alternate Conversion Price then in effect multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding the redemption date and ending on the trading day immediately prior to the date the Company makes the entire redemption payment.

Change of Control Redemption. Upon a Change of Control (as defined in the March 2025 Notes), the holder of any March 2025 Note may require the Company to redeem in cash all, or any portion, of such March 2025 Note at a 15% redemption premium to the greater of (a) the amount being redeemed, (b) the product of (x) the amount being redeemed multiplied by (y) the quotient determined by dividing (I) the greatest closing sale price of the Class A Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date of such holder’s Change of Control redemption notice by (II) the March 2025 Notes Conversion Price then in effect, and (c) the product of (x) the amount being redeemed multiplied by (y) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Class A Ordinary Share to be paid to the holders of the Class A Ordinary Shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the closing sale price of such securities as of the trading day immediately prior to the consummation of such Change of Control, the closing sale price of such securities on the trading day immediately following the public announcement of such proposed Change of Control and the closing sale price of such securities on the trading day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the March 2025 Notes Conversion Price then in effect.

Subsequent Placement Optional Redemption and Exchange Rights. Upon the occurrence of a March 2025 Securities Subsequent Placement, subject to certain customary exceptions, the holder of any March 2025 Note may require the Company to redeem such March 2025 Note, in whole or in part, using the Holder Pro Rata Amount (as defined in the March 2025 Notes) of 25% (or, if such March 2025 Securities Subsequent Placement includes sales during the March 2025 Securities Restricted Period of securities pursuant to any at-the-market offering, 30%, except as provided under the January/March 2025 Note Waivers, as described below) of the gross proceeds of such March 2025 Securities Subsequent Placement (the “March 2025 Securities Subsequent Placement Optional Redemption Right”). Upon exercise of the March 2025 Securities Subsequent Placement Optional Redemption Right, the Company must pay in cash at a price equal to 115% of the greater of (i) the amount being redeemed and (ii) the product of (1) the quotient of (A) the amount being redeemed divided by (b) the March 2025 Notes Alternate Conversion Price then in effect multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding notice of the redemption and ending on the trading day immediately prior to the date the Company makes the entire required payment.

In addition, at the option of the holders of the March 2025 Notes, the Company must permit each of such holders to participate in the March 2025 Securities Subsequent Placement by exchanging all or any part of such holder’s March 2025 Notes against the purchase price of the securities offered in the March 2025 Securities Subsequent Placement up to the March 2025 Securities Subsequent Placement redemption amount that would otherwise be paid to such holder (the “March 2025 Securities Subsequent Placement Exchange Right”). The aggregate amount of the securities to be issued to such holder in such exchange will be equal to 120% of the greater of (i) the amount being redeemed and (ii) the product of (1) the quotient of (A) the amount being redeemed divided by (b) the March 2025 Notes Alternate Conversion Price then in effect multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding notice of the redemption and ending on the trading day immediately prior to the consummation of such March 2025 Securities Subsequent Placement.

The January/March 2025 Note Waivers provide that the March 2025 Securities Subsequent Placement Optional Redemption Right and the March 2025 Securities Subsequent Placement Exchange Right will be waived with respect to a Waived ATM, and instead provide that 25% of the gross proceeds from any sale of securities pursuant to a Waived ATM must be used to redeem each of the March 2025 Notes at a premium of 120%.

Asset Sale Redemption. Upon the occurrence of certain asset sales, the holder of any March 2025 Note may require the Company to redeem such March 2025 Note, in whole or in part, using the Holder Pro Rata Amount of 25% of the net proceeds from such asset sale. Upon such redemption, the Company must pay in cash at a price equal to 115% of the greater of (i) the amount being redeemed and (ii) the product of (1) the quotient of (A) the amount being redeemed divided by (B) the March 2025 Notes Alternate Conversion Price then in effect multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding notice of the redemption and ending on the trading day immediately prior to the date the Company makes the entire required payment.

Event of Default Redemption. Upon any event of default, each holder may require the Company to redeem in cash all or any portion of the amounts due under such holder’s March 2025 Notes at a price equal to the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 115% and (ii) the product of (X) the quotient of (a) the amount to be redeemed divided by (b) the March 2025 Notes Alternate Conversion Price then in effect multiplied by (Y) the product of (1) 115% multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment.

Bankruptcy Event of Default Redemption. Upon any event of default relating to the bankruptcy or similar event of the Company, the Company will be required to immediately pay each holder in cash all amounts due under such holder’s March 2025 Notes at a 15% premium.

Redemption Payment Failure. In the event of a redemption by any holder of the March 2025 Notes and the Company does not pay the applicable redemption price to such holder within the time period required, at any time thereafter and until the Company pays such unpaid redemption price in full, such holder will have the option, in lieu of redemption, to require the Company to promptly return to such holder all or any portion of such March 2025 Notes representing the amount that was submitted for redemption and for which the applicable redemption price (together with any late charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable redemption notice shall be null and void with respect to such redemption amount, (y) the Company shall immediately return such March 2025 Notes, or issue new notes to such holder, and in each case the principal amount of such March 2025 Notes or such new notes shall be increased by an amount equal to the difference between (1) the applicable redemption price (as adjusted, if applicable) minus (2) the principal portion of the amount submitted for redemption and (z) the March 2025 Notes Conversion Price shall be automatically adjusted with respect to each conversion effected thereafter by such holder to the lowest of (A) the March 2025 Notes Conversion Price as in effect on the date on which the applicable redemption notice is voided, (B) the greater of (i) the March 2025 Notes Floor Price then in effect and (ii) 75% of the lowest closing bid price of the Class A Ordinary Shares during the period beginning on and including the date on which the applicable redemption notice is delivered to the Company and ending on and including the date on which the applicable redemption notice is voided and (C) the greater of (x) the March 2025 Notes Floor Price then in effect and (y) 75% of the quotient of (I) the sum of the five lowest VWAPs of the Class A Ordinary Shares during the 20 consecutive trading days ending and including the applicable conversion date, divided by (II) five.

Certain Covenants; Reservation of Shares. While any March 2025 Notes are outstanding, the Company may not incur or guarantee any debts or liens, pay cash dividends or effect redemptions on its shares, make certain asset sales, or change the nature of its business, and must comply with certain other customary covenants. In addition, the Company must reserve at least 150% of the number of Class A Ordinary Shares into which the March 2025 Notes may be converted, assuming conversion by way of a March 2025 Notes Alternate Optional Conversion.

Fundamental Transactions. The Company may not enter into a Fundamental Transaction (as defined in the March 2025 Notes) unless the successor entity assumes all obligations of the Company under the March 2025 Notes and specified transaction documents. Prior to the occurrence of a Fundamental Transaction, the March 2025 Note holders will have the right to (i) in addition to the Class A Ordinary Shares receivable upon any conversion, such securities or other assets to which such holders would have been entitled with respect to such Class A Ordinary Shares had such Class A Ordinary Shares been held by such holders upon the consummation of such Fundamental Transaction (without taking into account any limitations or restrictions on the convertibility of the March 2025 Notes), if any, or (ii) in lieu of the Class A Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Class A Ordinary Shares in connection with the consummation of such Fundamental Transaction, if any, in such amounts as such holders would have been entitled to receive had the March 2025 Notes initially been issued with conversion rights for the form of such consideration (as opposed to Class A Ordinary Shares) at a conversion rate for such consideration commensurate with the number of Class A Ordinary Shares issuable upon conversion of the conversion amount by the March 2025 Notes Conversion Price.

Penalty for Late Delivery of Shares Upon Conversion; Buy-In Payments. The March 2025 Notes provide that if the Company fails to deliver Class A Ordinary Shares upon conversion of any March 2025 Notes when and as required, the Company must pay the holders of such March 2025 Notes an amount equal to 2% of the product of (A) the sum of the number of Class A Ordinary Shares not delivered to such holders by the required delivery date, multiplied by (B) any trading price of the Class A Ordinary Shares selected by such holders in writing as in effect at any time during the period beginning on the applicable conversion date and ending on the date that the shares are delivered. In addition, the March 2025 Notes provide that if any holder conducts a Buy-In (as defined in the March 2025 Notes) upon failure to deliver any Class A Ordinary Shares issuable upon conversion when and as required, the Company will be required to pay such holder the Buy-In Payment Amount (as defined in the March 2025 Notes).

March 2025 Warrants

Exercise Price. The March 2025 Warrants will initially be exercisable for cash at an exercise price equal to $0.4364 per Class A Ordinary Share (the “March 2025 Warrants Exercise Price”), subject to adjustment as set forth therein.

Antidilution Rights. The March 2025 Warrants will have full-ratchet antidilution rights, i.e., the March 2025 Warrants Exercise Price will be reduced to equal any lower price per share of any securities issued by the Company, subject to certain customary exceptions, in the manner provided for in the March 2025 Warrants. Under the January/March 2025 Note Waivers, these antidilution rights will not apply to Class A Ordinary Shares sold under a Waived ATM. The exercise price formulas and number of shares issuable upon exercise of the March 2025 Warrants will also be proportionately adjusted for any share split or reverse share split or similar event.

Share Split Adjustments. Upon any share split or reverse share split or similar event, the March 2025 Warrants Exercise Price will be reduced to a price equal to the quotient determined by dividing (x) the sum of the VWAP of the Class A Ordinary Shares for each of the five trading days with the lowest VWAP of the Class A Ordinary Shares during the 15 consecutive trading days ending and including the trading day immediately preceding the 16th trading day after such event, divided by five.

Applicable Date Adjustments. On the 90th calendar day after each March 2025 Securities Applicable Date, the March 2025 Warrants Exercise Price will be reduced to equal the lower of (i) the applicable March 2025 Warrants Exercise Price as in effect on the applicable adjustment date, and (ii) the greater of (x) the March 2025 Notes Floor Price then in effect and (y) the lowest VWAP of the Class A Ordinary Shares during the 20 consecutive trading days ending and including the trading day immediately preceding the applicable adjustment date.

Number of Warrant Shares Adjustment. In the event of any adjustment to the March 2025 Warrants Exercise Price, the number of Class A Ordinary Shares issuable upon the exercise of the March 2025 Warrants will also be adjusted so that the aggregate March 2025 Warrants Exercise Price shall be the same immediately before and immediately after any such adjustment.

Exercise Period. The March 2025 Warrants shall be exercisable beginning on the issuance date of the March 2025 Warrants and expiring on the third anniversary of the issuance date.

Cashless Exercise. If at the time of exercise of any March 2025 Warrant, there is no effective registration statement registering the Class A Ordinary Shares underlying the March 2025 Warrants, such March 2025 Warrant may be exercised on a cashless basis pursuant to its terms.

Limitations on Exercise. The March 2025 Warrant holders shall not have the right to exercise any portion of any March 2025 Warrant to the extent that, after giving effect to such exercise, such holder (together with certain related parties) would beneficially own in excess of the January/March 2025 Securities Maximum Percentage after giving effect to such exercise. The January/March 2025 Securities Maximum Percentage may be raised or lowered to any percentage not in excess of 9.99%, at the option of such holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company.

Distribution Participation Rights. If the Company issues options, convertible securities, warrants, shares, or similar securities or distributes assets pro rata to holders of the Class A Ordinary Shares, each of the March 2025 Warrant holders will have the right to acquire the same as if such holder had exercised such holder’s March 2025 Warrants in full, except that to the extent that such acquisition would result in such holder exceeding the January/March 2025 Securities Maximum Percentage, the securities or assets distribution to such holder will be held in abeyance until such distribution would not cause the January/March 2025 Securities Maximum Percentage to be exceeded.

Reservation of Shares. While any March 2025 Warrants are outstanding, the Company must reserve at least 150% of the maximum number of Class A Ordinary Shares as shall be necessary to satisfy the Company’s obligation to issue Class A Ordinary Shares under the March 2025 Warrants.

Fundamental Transactions. The Company may not enter into a Fundamental Transaction (as defined in the March 2025 Warrants) unless the successor entity assumes all obligations of the Company under the March 2025 Warrants and specified transaction documents. Upon a Fundamental Transaction, the March 2025 Warrant holders will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property which such holders would have been entitled to receive upon the happening of the Fundamental Transaction had such holders’ March 2025 Warrants been exercised immediately prior to the Fundamental Transaction, if any.

Change of Control Redemption Rights. Upon the occurrence or public disclosure of a Change of Control (as defined in the March 2025 Warrants), each of the March 2025 Warrant holders will have the right to require the Company to repurchase the unexercised portion of such holder’s March 2025 Warrants for an amount of cash based on an option pricing model reasonably acceptable to such holder and the Company.

Penalty for Late Delivery of Shares Upon Exercise; Buy-In Payments. The March 2025 Warrants provide that if the Company fails to deliver Class A Ordinary Shares upon exercise of any March 2025 Warrants when and as required, the Company must pay the holders of such March 2025 Warrants an amount equal to 2% of the product of (A) the sum of the number of Class A Ordinary Shares not delivered to such holders by the required delivery date, multiplied by (B) any trading price of the Class A Ordinary Shares selected by such holders in writing as in effect at any time during the period beginning on the applicable exercise date and ending on the date that the shares are delivered. In addition, the March 2025 Warrants provide that if any holder conducts a Buy-In (as defined in the March 2025 Warrants) upon failure to deliver any Class A Ordinary Shares issuable upon exercise when and as required, the Company will be required to pay such holder the Buy-In Payment Amount (as defined in the March 2025 Warrants).

January 2025 Notes

General. Three of the January 2025 Notes were issued in the aggregate original principal amount of $796,875 with an original issue discount of 20% for an aggregate purchase price of $637,500, and one of the January 2025 Notes was issued in the original principal amount of $434,375 with an original issue discount of approximately 10.79% for a purchase price of $387,500. On the date of the maturity of the January 2025 Notes, the Company will be required to pay to the holders an amount in cash representing 100% of all outstanding principal, accrued and unpaid interest and unpaid late charges. The January 2025 Notes will be convertible into Class A Ordinary Shares at any time at the option of the holders and, with respect to interest payments where certain conditions are met, by the Company, and will also be subject to certain redemption rights of the holders and the Company, as described further below. Other than as described below, the Company generally may not prepay any portion of outstanding principal, accrued and unpaid interest or accrued and unpaid late charges under the January 2025 Notes.

Ranking. All payments due under the January 2025 Notes will be senior to all other indebtedness of the Company, other than certain existing and other permitted debts.

Maturity Date. Unless converted or redeemed, the January 2025 Notes will mature on July 10, 2026, subject to the holder’s right to extend such date in certain circumstances.

Interest Rate. The January 2025 Notes shall accrue interest at an annual rate equal to 8% per annum which is payable monthly in securities of the Company subject to the conditions described below, or, at the Company’s option, in cash. Upon an event of default under the January 2025 Notes, the interest rate will increase to 22% per annum until such default has been cured.

Late Charges. The Company will be required to pay late charges of 18% per annum on any amount of principal or other amounts that are not paid when due.

Conversion at Option of Holder. At any time after issuance, all amounts due under the January 2025 Notes will be convertible at any time, in whole or in part, at the holder’s option, into Class A Ordinary Shares at the January 2025 Notes Conversion Price, which will be $0.559 per share, subject to proportional adjustment upon the occurrence of any share split, share dividend, share combination or similar transaction. Upon a holder’s conversion of a January 2025 Note, the amount of Class A Ordinary Shares into which such January 2025 Note will be convertible will be equal to the principal amount to be converted under such January 2025 Note plus any accrued and unpaid interest, and accrued and unpaid late charges on such principal and interest, if any.

Alternate Optional Conversion. From and after the occurrence of an event of default, a holder may alternatively elect to convert (a “January 2025 Notes Alternate Optional Conversion”) such holder’s January 2025 Notes into an amount of Class A Ordinary Shares equal to 115% of the converted dollar amount at the January 2025 Notes Alternate Conversion Price, which will be equal to the lowest of (a) the January 2025 Notes Conversion Price then in effect; and (b) the greater of (x) the January 2025 Notes Floor Price, which is initially equal to $0.1118, as adjusted to equal 20% of the lower of the closing price or the average closing price for the five consecutive trading days immediately prior to every six-month anniversary of the issuance date of the January 2025 Notes, and any share split, share dividend, share combination or similar transaction, and (y) 80% of the lowest VWAP of the Class A Ordinary Shares during the five consecutive trading days immediately prior to the date on which the Company receives written notice of such conversion from such holder.

Conversion of Interest at Option of Company. For each required payment of interest, the Company may pay such interest by converting the interest amount and issuing a number of Class A Ordinary Shares (a “January 2025 Notes Interest Conversion”) equal to the interest amount multiplied by a price equal to the lower of (i) the applicable January 2025 Notes Conversion Price as in effect, and (ii) the greater of (x) the January 2025 Notes Floor Price then in effect and (y) 90% of the lowest VWAP of the Class A Ordinary Shares during the seven consecutive trading days ending and including the trading day immediately preceding the applicable interest date (the “January 2025 Notes Interest Conversion Price”), so long as there has been no Equity Conditions Failure (as defined in the January 2025 Notes).

Limitations on Conversion. The January 2025 Note holders shall not have the right to convert any portion of any January 2025 Note to the extent that, after giving effect to such conversion, such holder (together with certain related parties) would beneficially own in excess of the January/March 2025 Securities Maximum Percentage of Class A Ordinary Shares outstanding immediately after giving effect to such conversion. The January/March 2025 Securities Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of each holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company.

Distribution Participation Rights. If the Company issues options, convertible securities, warrants, shares, or similar securities or distributes assets pro rata to holders of the Class A Ordinary Shares, each of the January 2025 Note holders will have the right to acquire the same as if such holder had converted such holder’s January 2025 Notes in full, except that to the extent that such acquisition would result in such holder exceeding the January/March 2025 Securities Maximum Percentage, the securities or assets distribution to such holder will be held in abeyance until such distribution would not cause the January/March 2025 Securities Maximum Percentage to be exceeded.

Floor Price Adjustment Payment. If the January 2025 Notes Floor Price is applicable to a January 2025 Notes Alternate Optional Conversion or a January 2025 Notes Interest Conversion, the Company will be required to pay the respective holder an amount in cash equal to the product of (x) the higher of (i) the highest price of the Class A Ordinary Shares on the trading day before the conversion and (ii) the applicable January 2025 Notes Alternate Conversion Price or January 2025 Notes Interest Conversion Price and (y) the difference obtained by subtracting (I) the number of Class A Ordinary Shares to be issued with respect to such January 2025 Notes Alternate Optional Conversion or January 2025 Notes Interest Conversion from (II) the quotient obtained by dividing (x) the applicable conversion amount or amount of interest by (y) the applicable January 2025 Notes Alternate Conversion Price or January 2025 Notes Interest Conversion Price without giving effect to the portion of the January 2025 Notes Alternate Conversion Price or the January 2025 Notes Interest Conversion Price, as applicable, relating to the January 2025 Notes Floor Price.

Antidilution Rights. The January 2025 Notes will have full-ratchet antidilution rights, i.e., the January 2025 Notes Conversion Price will be reduced to equal any lower price per share of any securities issued by the Company, subject to certain customary exceptions, in the manner provided for in the January 2025 Notes. Under the January/March 2025 Note Waivers, these antidilution rights will not apply to Class A Ordinary Shares sold under a Waived ATM, or that are issued upon conversion of the March 2025 Notes or exercise of the March 2025 Warrants. The conversion price formulas and number of shares issuable upon conversion of the January 2025 Notes will also be proportionately adjusted for any share split or reverse share split or similar event.

Share Split Adjustments. Upon any share split or reverse share split or similar event, the January 2025 Notes Conversion Price will be reduced to a price equal to the quotient determined by dividing (x) the sum of the VWAP of the Class A Ordinary Shares for each of the five trading days with the lowest VWAP of the Class A Ordinary Shares during the 15 consecutive trading days ending and including the trading day immediately preceding the 16th trading day after such event, divided by five.

Applicable Date Adjustments. On the 90th calendar day after the January 2025 Securities Applicable Date, the January 2025 Notes Conversion Price will be reduced to equal the lower of (i) the applicable January 2025 Notes Conversion Price as in effect on the applicable adjustment date, and (ii) the greater of (x) the January 2025 Notes Floor Price then in effect and (y) the lowest VWAP of the Class A Ordinary Shares during the 20 consecutive trading days ending and including the trading day immediately preceding the applicable adjustment date.

Company Optional Redemption. At any time, the Company may redeem in cash all, but not less than all, of the January 2025 Notes at a 15% redemption premium to the greater of (a) the amount then outstanding under the January 2025 Notes, and (b) the product of (1) the quotient of (A) the amount outstanding divided by (b) the January 2025 Notes Alternate Conversion Price then in effect multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding the redemption date and ending on the trading day immediately prior to the date the Company makes the entire redemption payment.

Change of Control Redemption. Upon a Change of Control (as defined in the January 2025 Notes), the holder of any January 2025 Note may require the Company to redeem in cash all, or any portion, of such January 2025 Note at a 15% redemption premium to the greater of (a) the amount being redeemed, (b) the product of (x) the amount being redeemed multiplied by (y) the quotient determined by dividing (I) the greatest closing sale price of the Class A Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date of such holder’s Change of Control redemption notice by (II) the January 2025 Notes Conversion Price then in effect, and (c) the product of (x) the amount being redeemed multiplied by (y) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Class A Ordinary Share to be paid to the holders of the Class A Ordinary Shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the closing sale price of such securities as of the trading day immediately prior to the consummation of such Change of Control, the closing sale price of such securities on the trading day immediately following the public announcement of such proposed Change of Control and the closing sale price of such securities on the trading day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the January 2025 Notes Conversion Price then in effect.

Subsequent Placement Optional Redemption and Exchange Rights. Upon the occurrence of a January 2025 Securities Subsequent Placement, subject to certain customary exceptions, the holder of any January 2025 Note may require the Company to redeem such January 2025 Note, in whole or in part, using the Holder Pro Rata Amount (as defined in the January 2025 Notes) of 25% (or, if such January 2025 Securities Subsequent Placement includes sales during the January 2025 Securities Restricted Period of securities pursuant to any at-the-market offering, 30%, except as provided under the January/March 2025 Note Waivers, as described below) of the gross proceeds of such January 2025 Securities Subsequent Placement (the “January 2025 Securities Subsequent Placement Optional Redemption Right”). Upon exercise of the January 2025 Securities Subsequent Placement Optional Redemption Right, the Company must pay in cash at a price equal to 115% of the greater of (i) the amount being redeemed and (ii) the product of (1) the quotient of (A) the amount being redeemed divided by (b) the January 2025 Notes Alternate Conversion Price then in effect multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding notice of the redemption and ending on the trading day immediately prior to the date the Company makes the entire required payment.

In addition, at the option of the holders of the January 2025 Notes, the Company must permit each of such holders to participate in the January 2025 Securities Subsequent Placement by exchanging all or any part of such holder’s January 2025 Notes against the purchase price of the securities offered in the January 2025 Securities Subsequent Placement up to the January 2025 Securities Subsequent Placement redemption amount that would otherwise be paid to such holder (the “January 2025 Securities Subsequent Placement Exchange Right”). The aggregate amount of the securities to be issued to such holder in such exchange will be equal to 120% of the greater of (i) the amount being redeemed and (ii) the product of (1) the quotient of (A) the amount being redeemed divided by (b) the January 2025 Notes Alternate Conversion Price then in effect multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding notice of the redemption and ending on the trading day immediately prior to the consummation of such January 2025 Securities Subsequent Placement.

The January/March 2025 Note Waivers provide that the January 2025 Securities Subsequent Placement Optional Redemption Right and the January 2025 Securities Subsequent Placement Exchange Right will be waived with respect to a Waived ATM, and instead provide that 25% of the gross proceeds from any sale of securities pursuant to a Waived ATM must be used to redeem each of the January 2025 Notes at a premium of 120%.

Asset Sale Redemption. Upon the occurrence of certain asset sales, the holder of any January 2025 Note may require the Company to redeem such January 2025 Note, in whole or in part, using the Holder Pro Rata Amount of 25% of the net proceeds from such asset sale. Upon such redemption, the Company must pay in cash at a price equal to 115% of the greater of (i) the amount being redeemed and (ii) the product of (1) the quotient of (A) the amount being redeemed divided by (B) the January 2025 Notes Alternate Conversion Price then in effect multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding notice of the redemption and ending on the trading day immediately prior to the date the Company makes the entire required payment.

Event of Default Redemption. Upon any event of default, each holder may require the Company to redeem in cash all or any portion of the amounts due under such holder’s January 2025 Notes at a price equal to the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 115% and (ii) the product of (X) the quotient of (a) the amount to be redeemed divided by (b) the January 2025 Notes Alternate Conversion Price then in effect multiplied by (Y) the product of (1) 115% multiplied by (2) the greatest closing sale price of the Class A Ordinary Shares on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment.

Bankruptcy Event of Default Redemption. Upon any event of default relating to the bankruptcy or similar event of the Company, the Company will be required to immediately pay each holder in cash all amounts due under such holder’s January 2025 Notes at a 15% premium.

Redemption Payment Failure. In the event of a redemption by any holder of the January 2025 Notes and the Company does not pay the applicable redemption price to such holder within the time period required, at any time thereafter and until the Company pays such unpaid redemption price in full, such holder will have the option, in lieu of redemption, to require the Company to promptly return to such holder all or any portion of such January 2025 Notes representing the amount that was submitted for redemption and for which the applicable redemption price (together with any late charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable redemption notice shall be null and void with respect to such redemption amount, (y) the Company shall immediately return such January 2025 Notes, or issue new notes to such holder, and in each case the principal amount of such January 2025 Notes or such new notes shall be increased by an amount equal to the difference between (1) the applicable redemption price (as adjusted, if applicable) minus (2) the principal portion of the amount submitted for redemption and (z) the January 2025 Notes Conversion Price shall be automatically adjusted with respect to each conversion effected thereafter by such holder to the lowest of (A) the January 2025 Notes Conversion Price as in effect on the date on which the applicable redemption notice is voided, (B) the greater of (i) the January 2025 Notes Floor Price then in effect and (ii) 75% of the lowest closing bid price of the Class A Ordinary Shares during the period beginning on and including the date on which the applicable redemption notice is delivered to the Company and ending on and including the date on which the applicable redemption notice is voided and (C) the greater of (x) the January 2025 Notes Floor Price then in effect and (y) 75% of the quotient of (I) the sum of the five lowest VWAPs of the Class A Ordinary Shares during the 20 consecutive trading days ending and including the applicable conversion date, divided by (II) five.

Certain Covenants; Reservation of Shares. While any January 2025 Notes are outstanding, the Company may not incur or guarantee any debts or liens, pay cash dividends or effect redemptions on its shares, make certain asset sales, or change the nature of its business, and must comply with certain other customary covenants. In addition, the Company must reserve at least 150% of the number of Class A Ordinary Shares into which the January 2025 Notes may be converted, assuming conversion by way of a January 2025 Notes Alternate Optional Conversion.

Fundamental Transactions. The Company may not enter into a Fundamental Transaction (as defined in the January 2025 Notes) unless the successor entity assumes all obligations of the Company under the January 2025 Notes and specified transaction documents. Prior to the occurrence of a Fundamental Transaction, the January 2025 Note holders will have the right to (i) in addition to the Class A Ordinary Shares receivable upon any conversion, such securities or other assets to which such holders would have been entitled with respect to such Class A Ordinary Shares had such Class A Ordinary Shares been held by such holders upon the consummation of such Fundamental Transaction (without taking into account any limitations or restrictions on the convertibility of the January 2025 Notes), if any, or (ii) in lieu of the Class A Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Class A Ordinary Shares in connection with the consummation of such Fundamental Transaction, if any, in such amounts as such holders would have been entitled to receive had the January 2025 Notes initially been issued with conversion rights for the form of such consideration (as opposed to Class A Ordinary Shares) at a conversion rate for such consideration commensurate with the number of Class A Ordinary Shares issuable upon conversion of the conversion amount by the January 2025 Notes Conversion Price.

Penalty for Late Delivery of Shares Upon Conversion; Buy-In Payments. The January 2025 Notes provide that if the Company fails to deliver Class A Ordinary Shares upon conversion of any January 2025 Notes when and as required, the Company must pay the holders of such January 2025 Notes an amount equal to 2% of the product of (A) the sum of the number of Class A Ordinary Shares not delivered to such holders by the required delivery date, multiplied by (B) any trading price of the Class A Ordinary Shares selected by such holders in writing as in effect at any time during the period beginning on the applicable conversion date and ending on the date that the shares are delivered. In addition, the January 2025 Notes provide that if any holder conducts a Buy-In (as defined in the January 2025 Notes) upon failure to deliver any Class A Ordinary Shares issuable upon conversion when and as required, the Company will be required to pay such holder the Buy-In Payment Amount (as defined in the January 2025 Notes).

January 2025 Warrants

Exercise Price. The January 2025 Warrants will initially be exercisable for cash at an exercise price equal to $0.559 per Class A Ordinary Share (the “January 2025 Warrants Exercise Price”), subject to adjustment as set forth therein.

Antidilution Rights. The January 2025 Warrants will have full-ratchet antidilution rights, i.e., the January 2025 Warrants Exercise Price will be reduced to equal any lower price per share of any securities issued by the Company, subject to certain customary exceptions, in the manner provided for in the January 2025 Warrants. Under the January/March 2025 Note Waivers, these antidilution rights will not apply to Class A Ordinary Shares sold under a Waived ATM. The exercise price formulas and number of shares issuable upon exercise of the January 2025 Warrants will also be proportionately adjusted for any share split or reverse share split or similar event.

Share Split Adjustments. Upon any share split or reverse share split or similar event, the January 2025 Warrants Exercise Price will be reduced to a price equal to the quotient determined by dividing (x) the sum of the VWAP of the Class A Ordinary Shares for each of the five trading days with the lowest VWAP of the Class A Ordinary Shares during the 15 consecutive trading days ending and including the trading day immediately preceding the 16th trading day after such event, divided by five.

Applicable Date Adjustments. On the 90th calendar day after each January 2025 Securities Applicable Date, the January 2025 Warrants Exercise Price will be reduced to equal the lower of (i) the applicable January 2025 Warrants Exercise Price as in effect on the applicable adjustment date, and (ii) the greater of (x) the January 2025 Notes Floor Price then in effect and (y) the lowest VWAP of the Class A Ordinary Shares during the 20 consecutive trading days ending and including the trading day immediately preceding the applicable adjustment date.

Number of Warrant Shares Adjustment. In the event of any adjustment to the January 2025 Warrants Exercise Price, the number of Class A Ordinary Shares issuable upon the exercise of the January 2025 Warrants will also be adjusted so that the aggregate January 2025 Warrants Exercise Price shall be the same immediately before and immediately after any such adjustment.

Exercise Period. The January 2025 Warrants shall be exercisable beginning on the issuance date of the January 2025 Warrants and expiring on the third anniversary of the issuance date.

Cashless Exercise. If at the time of exercise of any January 2025 Warrant, there is no effective registration statement registering the Class A Ordinary Shares underlying the January 2025 Warrants, such January 2025 Warrant may be exercised on a cashless basis pursuant to its terms.

Limitations on Exercise. The January 2025 Warrant holders shall not have the right to exercise any portion of any January 2025 Warrant to the extent that, after giving effect to such exercise, such holder (together with certain related parties) would beneficially own in excess of the January/March 2025 Securities Maximum Percentage after giving effect to such exercise. The January/March 2025 Securities Maximum Percentage may be raised or lowered to any percentage not in excess of 9.99%, at the option of such holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company.

Distribution Participation Rights. If the Company issues options, convertible securities, warrants, shares, or similar securities or distributes assets pro rata to holders of the Class A Ordinary Shares, each of the January 2025 Warrant holders will have the right to acquire the same as if such holder had exercised such holder’s January 2025 Warrants in full, except that to the extent that such acquisition would result in such holder exceeding the January/March 2025 Securities Maximum Percentage, the securities or assets distribution to such holder will be held in abeyance until such distribution would not cause the January/March 2025 Securities Maximum Percentage to be exceeded.

Reservation of Shares. While any January 2025 Warrants are outstanding, the Company must reserve at least 150% of the maximum number of Class A Ordinary Shares as shall be necessary to satisfy the Company’s obligation to issue Class A Ordinary Shares under the January 2025 Warrants.

Fundamental Transactions. The Company may not enter into a Fundamental Transaction (as defined in the January 2025 Warrants) unless the successor entity assumes all obligations of the Company under the January 2025 Warrants and specified transaction documents. Upon a Fundamental Transaction, the January 2025 Warrant holders will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property which such holders would have been entitled to receive upon the happening of the Fundamental Transaction had such holders’ January 2025 Warrants been exercised immediately prior to the Fundamental Transaction, if any.

Change of Control Redemption Rights. Upon the occurrence or public disclosure of a Change of Control (as defined in the January 2025 Warrants), each of the January 2025 Warrant holders will have the right to require the Company to repurchase the unexercised portion of such holder’s January 2025 Warrants for an amount of cash based on an option pricing model reasonably acceptable to such holder and the Company.

Penalty for Late Delivery of Shares Upon Exercise; Buy-In Payments. The January 2025 Warrants provide that if the Company fails to deliver Class A Ordinary Shares upon exercise of any January 2025 Warrants when and as required, the Company must pay the holders of such January 2025 Warrants an amount equal to 2% of the product of (A) the sum of the number of Class A Ordinary Shares not delivered to such holders by the required delivery date, multiplied by (B) any trading price of the Class A Ordinary Shares selected by such holders in writing as in effect at any time during the period beginning on the applicable exercise date and ending on the date that the shares are delivered. In addition, the January 2025 Warrants provide that if any holder conducts a Buy-In (as defined in the January 2025 Warrants) upon failure to deliver any Class A Ordinary Shares issuable upon exercise when and as required, the Company will be required to pay such holder the Buy-In Payment Amount (as defined in the January 2025 Warrants).

November 2024 Warrant

The November 2024 Warrant may be exercised to purchase 255,000 Class A Ordinary Shares at an exercise price of $0.14 per share. The November 2024 Warrant may be exercised on a cashless basis. The November 2024 Warrant provides that if the Company has outstanding unpaid legal fees due and owing to the November 2024 Investor, then the November 2024 Investor may credit all or a portion of such fees, as applicable, to the payment of the exercise price. The November 2024 Warrant provides certain piggyback registration rights.

SELLING SHAREHOLDERS

The Class A Ordinary Shares being offered by the selling shareholders are those issuable to the selling shareholders upon conversion of the March 2025 Notes and the January 2025 Notes and exercise of the March 2025 Warrants, the January 2025 Warrants, and the November 2024 Warrant. For additional information regarding the issuance of the March 2025 Notes, the January 2025 Notes, the March 2025 Warrants, and the January 2025 Warrants, see “Private Placements of Notes and Warrants” above. For additional information regarding the issuance of the November 2024 Warrant, see “Prospectus Summary – Issuance of November 2024 Warrant”. We are registering the Class A Ordinary Shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the transactions described under “Private Placements of Notes and Warrants”, and certain other transactions in connection with that certain Ordinary Shares Purchase Agreement, dated as of January 10, 2025, between the Company and an investor as described in the Report on Form 6-K  furnished to the SEC on January 13, 2025, which is incorporated by reference herein except with respect to Exhibit 99.1 thereto, or as otherwise described in the footnotes to the table below, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the Class A Ordinary Shares held by each of the selling shareholders. The second column lists the number of Class A Ordinary Shares beneficially owned by the selling shareholders, based on their respective ownership of Class A Ordinary Shares, convertible notes and warrants, as of May 22, 2025, assuming conversion of the notes and exercise of the warrants held by each such selling shareholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the Class A Ordinary Shares being offered by this prospectus by the selling shareholders and does not take in account any limitations on (i) conversion of the notes set forth therein or (ii) exercise of the warrants set forth therein.

In accordance with the terms of the March 2025 Registration Rights Agreement, this prospectus generally covers the resale of 150% of the sum of (i) the maximum number of Class A Ordinary Shares issued or issuable pursuant to the March 2025 Notes, including payment of interest on the March 2025 Notes through the date of maturity (September 3, 2026), and (ii) the maximum number of Class A Ordinary Shares issued or issuable upon exercise of the March 2025 Warrants, in each case, determined as if the outstanding March 2025 Notes (including interest on the March 2025 Notes through the date of maturity (September 3, 2026)) and March 2025 Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the March 2025 Notes Alternate Conversion Price or the March 2025 Warrants Exercise Price (as the case may be) calculated as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC. Because the March 2025 Notes Conversion Price, the March 2025 Notes Alternate Conversion Price, and the March 2025 Warrants Exercise Price may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

In accordance with the terms of the January 2025 Registration Rights Agreement, this prospectus generally covers the resale of 150% of the sum of (i) the maximum number of Class A Ordinary Shares issued or issuable pursuant to the January 2025 Notes, including payment of interest on the January 2025 Notes through the date of maturity (July 10, 2026), and (ii) the maximum number of Class A Ordinary Shares issued or issuable upon exercise of the January 2025 Warrants, in each case, determined as if the outstanding January 2025 Notes (including interest on the January 2025 Notes through the date of maturity (July 10, 2026)) and January 2025 Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the January 2025 Notes Alternate Conversion Price or the January 2025 Warrants Exercise Price (as the case may be) calculated as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC. Because the January 2025 Notes Conversion Price, the January 2025 Notes Alternate Conversion Price, and the January 2025 Warrants Exercise Price may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the March 2025 Notes, the March 2025 Warrants, the January 2025 Notes, and the January 2025 Warrants, a selling shareholder may not convert the March 2025 Notes or the January 2025 Notes or exercise the March 2025 Warrants or the January 2025 Warrants to the extent (but only to the extent) such selling shareholder or any of its affiliates would beneficially own a number of Class A Ordinary Shares which would exceed the January/March 2025 Securities Maximum Percentage. The number of shares in the second column reflects these limitations. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

	Number of Class A Ordinary Shares Owned Prior to Offering(1)			Maximum Number of Class A Ordinary Shares to be		Number of Class A Ordinary Shares Owned After Offering(3)
Name of Selling Shareholder	Number of Shares		Percentage of Outstanding Shares	Offered Pursuant to this Prospectus(2)		Number of Shares	Percentage of Outstanding Shares
Keystone Capital Partners, LLC(4)	1,247,791	(5)	4.99%	14,405,090	(6)	486,117	*
Seven Knots, LLC(7)	1,273,323	(8)	4.99%	2,824,476	(9)	-	-
FirstFire Global Opportunities Fund, LLC(10)	1,273,323	(11)	4.99%	3,239,759	(12)	-	-
Pinz Capital Special Opportunities Fund, LP(13)	1,273,323	(14)	4.99%	3,239,759	(15)	-	-
Jim Fallon(16)	1,273,323	(17)	4.99%	3,475,356	(18)	-	-
Bevilacqua PLLC(19)	255,000	(20)	1.04%	255,000	(20)	-	-

*	Represents beneficial ownership of less than 1% of our outstanding Class A Ordinary Shares after the offering.

(1)	Applicable percentage ownership prior to the offering is based on 24,244,174 Class A Ordinary Shares outstanding as of May 22, 2025 and based on 51,683,614 Class A Ordinary Shares outstanding after the offering.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus.

(3)	For the purposes of the calculations of Class A Ordinary Shares to be sold pursuant to the prospectus we are assuming (a) an event of default under each of the March 2025 Notes and January 2025 Notes has not occurred, (b) the March 2025 Notes and January 2025 Notes are each converted in full at an alternate conversion price of $0.21864 without regard to any limitations set forth in the notes, (c) interest on the notes has accrued through the applicable maturity date and is paid in Class A Ordinary Shares, at an interest rate of 8% per annum, and (d) the exercise of all of the March 2025 Warrants and January 2025 Warrants in full without regard to any limitations on exercise set forth in the warrants.

(4)	The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners LLC is managed by RANZ Group LLC. Frederic Zaino, the Managing Member of RANZ Group LLC, may be deemed to have investment discretion and voting power over the shares held by Keystone Capital Partners LLC. RANZ Group LLC and Mr. Zaino each disclaim any beneficial ownership of these shares.

(5)

This column lists the number of Class A Ordinary Shares beneficially owned by this selling shareholder, which consists of (i) 486,117 Class A Ordinary Shares and (ii) 761,674 Class A Ordinary Shares issuable upon conversion of the March 2025 Note or the January 2025 Note held by the selling shareholder or exercise of the March 2025 Warrant or the January 2025 Warrant held by the selling shareholder, after giving effect to the January/March 2025 Securities Maximum Percentage. Without regard to the January/March 2025 Securities Maximum Percentage, within 60 days of May 22, 2025, the selling shareholder would beneficially own an aggregate of 10,089,510 Class A Ordinary Shares, consisting of (i) 486,117 Class A Ordinary Shares, none of which are being registered for resale under this prospectus, (ii) 4,578,303 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under the March 2025 Note held by the selling shareholder at the March 2025 Notes Alternate Conversion Price, all of which are being registered for resale under this prospectus, (iii) 2,225,119 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under the January 2025 Note held by the selling shareholder at the January 2025 Notes Alternate Conversion Price, all of which are being registered for resale under this prospectus, (iv) 1,933,468 Class A Ordinary Shares issuable upon exercise of the March 2025 Warrant held by the selling shareholder, all of which are being registered for resale under this prospectus, and (v) 866,503 Class A Ordinary Shares issuable upon exercise of the January 2025 Warrant held by the selling shareholder, all of which are being registered for resale under this prospectus.

(6)	Consists of 150% of (i) the 4,578,303 Class A Ordinary Shares issuable upon conversion of the March 2025 Note held by the selling shareholder at the March 2025 Notes Alternate Conversion Price including principal and interest through the date of maturity (September 3, 2026), assuming that no event of default actually occurs under the holder’s March 2025 Note, (ii) the 2,225,119 Class A Ordinary Shares issuable upon conversion of the January 2025 Note held by the selling shareholder at the January 2025 Notes Alternate Conversion Price including principal and interest through the date of maturity (July 10, 2026), assuming that no event of default actually occurs under the holder’s January 2025 Note, (iii) the 1,933,468 Class A Ordinary Shares issuable upon exercise of the March 2025 Warrant held by the selling shareholder, and (iv) the 866,503 Class A Ordinary Shares issuable upon exercise of the January 2025 Warrant held by the selling shareholder, in each case without regard to any limitations set forth therein.

(7)	The business address of Seven Knots, LLC is 400 E 66th Street, New York, New York 10065. Marissa Welner, the Manager of Seven Knots, LLC, holds voting and, as such, are excluded from such holder’s dispositive power over the Class A Ordinary Shares held by this selling shareholder. Ms. Welner disclaims any beneficial ownership of these shares.

(8)	This column lists the number of Class A Ordinary Shares beneficially owned by this selling shareholder, which consists of 1,273,323 Class A Ordinary Shares issuable upon conversion of the March 2025 Note or the January 2025 Note held by the selling shareholder or exercise of the March 2025 Warrant or the January 2025 Warrant held by the selling shareholder, after giving effect to the January/March 2025 Securities Maximum Percentage. Without regard to the January/March 2025 Securities Maximum Percentage, within 60 days of May 22, 2025, the selling shareholder would beneficially own an aggregate of 1,882,984 Class A Ordinary Shares, consisting of (i) 480,242 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under the March 2025 Note held by the selling shareholder at the March 2025 Notes Alternate Conversion Price, (ii) 880,443 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under the January 2025 Note held by the selling shareholder at the January 2025 Notes Alternate Conversion Price, (iii) 214,830 Class A Ordinary Shares issuable upon exercise of the March 2025 Warrant held by the selling shareholder, and (iv) 307,469 Class A Ordinary Shares issuable upon exercise of the January 2025 Warrant held by the selling shareholder, all of which are being registered for resale under this prospectus.

(9)	Consists of 150% of (i) the 480,242 Class A Ordinary Shares issuable upon conversion of the March 2025 Note held by the selling shareholder at the March 2025 Notes Alternate Conversion Price including principal and interest through the date of maturity (September 3, 2026), assuming that no event of default actually occurs under the holder’s March 2025 Note, (ii) the 307,469 Class A Ordinary Shares issuable upon conversion of the January 2025 Note held by the selling shareholder at the January 2025 Notes Alternate Conversion Price including principal and interest through the date of maturity (July 10, 2026), assuming that no event of default actually occurs under the holder’s January 2025 Note, (iii) the 214,830 Class A Ordinary Shares issuable upon exercise of the March 2025 Warrant held by the selling shareholder, and (iv) the 307,469 Class A Ordinary Shares issuable upon exercise of the January 2025 Warrant held by the selling shareholder, in each case without regard to any limitations set forth therein.

(10)	The business address of FirstFire Global Opportunities Fund, LLC is 1040 1st Avenue, Suite 190, New York, NY 10022. Eliezer Fireman has sole voting and investment power over the shares held by FirstFire Global Opportunities Fund, LLC.

(11)	This column lists the number of Class A Ordinary Shares beneficially owned by this selling shareholder, which consists of 1,273,323 Class A Ordinary Shares issuable upon conversion of the January 2025 Note held by the selling shareholder or exercise of the January 2025 Warrant held by the selling shareholder, after giving effect to the January/March 2025 Securities Maximum Percentage. Without regard to the January/March 2025 Securities Maximum Percentage, within 60 days of May 22, 2025, the selling shareholder would beneficially own an aggregate of 2,159,839 Class A Ordinary Shares, consisting of (i) 1,600,805 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under the January 2025 Note held by the selling shareholder at the January 2025 Notes Alternate Conversion Price, and (ii) 559,034 Class A Ordinary Shares issuable upon exercise of the January 2025 Warrant held by the selling shareholder.

(12)	Consists of 150% of (i) the 1,600,805 Class A Ordinary Shares issuable upon conversion of the January 2025 Note held by the selling shareholder at the January 2025 Notes Alternate Conversion Price including principal and interest through the date of maturity (July 10, 2026), assuming that no event of default actually occurs under the holder’s January 2025 Note, and (ii) the 559,034 Class A Ordinary Shares issuable upon exercise of the January 2025 Warrant held by the selling shareholder, in each case without regard to any limitations set forth therein.

(13)	The business address of Pinz Capital Special Opportunities Fund, LP is c/o Walkers Corporate Center, 27 Hospital Road, Georgetown, Grand Cayman KY1-9008, Cayman Islands. Matthew Pinz is the Managing Member of Pinz Capital Special Opportunities Fund LP and has voting and dispositive power over the shares held by Pinz Capital Special Opportunities Fund LP.

(14)	This column lists the number of Class A Ordinary Shares beneficially owned by this selling shareholder, which consists of 1,273,323 Class A Ordinary Shares issuable upon conversion of the January 2025 Note held by the selling shareholder or exercise of the January 2025 Warrant held by the selling shareholder, after giving effect to the January/March 2025 Securities Maximum Percentage. Without regard to the January/March 2025 Securities Maximum Percentage, within 60 days of May 22, 2025, the selling shareholder would beneficially own an aggregate of 2,159,839 Class A Ordinary Shares, consisting of (i) 1,600,805 Class A Ordinary Shares issuable upon conversion of principal and accrued interest under the January 2025 Note held by the selling shareholder at the January 2025 Notes Alternate Conversion Price, (ii) 559,034 Class A Ordinary Shares issuable upon exercise of the January 2025 Warrant held by the selling shareholder, all of which are being registered for resale under this prospectus.

(15)	Consists of 150% of (i) the 1,600,805 Class A Ordinary Shares issuable upon conversion of the January 2025 Note held by the selling shareholder at the January 2025 Notes Alternate Conversion Price including principal and interest through the date of maturity (July 10, 2026), assuming that no event of default actually occurs under the holder’s January 2025 Note, and (ii) the 559,034 Class A Ordinary Shares issuable upon exercise of the January 2025 Warrant held by the selling shareholder, in each case without regard to any limitations set forth therein.

(16)	The address of Jim Fallon is 137 W83 St., Apt 5W, New York, NY 10024.

(17)	This column lists the number of Class A Ordinary Shares beneficially owned by this selling shareholder, which consists of 1,273,323 Class A Ordinary Shares issuable upon conversion of the March 2025 Note held by the selling shareholder or exercise of the March 2025 Warrant held by the selling shareholder, after giving effect to the January/March 2025 Securities Maximum Percentage. Without regard to the January/March 2025 Securities Maximum Percentage, within 60 days of May 22, 2025, the selling shareholder would beneficially own an aggregate of 2,316,904 Class A Ordinary Shares, consisting of (i) 1,600,805 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under the March 2025 Note held by the selling shareholder at the March 2025 Notes Alternate Conversion Price and (ii) 716,099 Class A Ordinary Shares issuable upon exercise of the March 2025 Warrant held by the selling shareholder, all of which are being registered for resale under this prospectus.

(18)	Consists of 150% of (i) the 1,600,805 Class A Ordinary Shares issuable upon conversion of the March 2025 Note held by the selling shareholder at the March 2025 Notes Alternate Conversion Price including principal and interest through the date of maturity (September 3, 2026), assuming that no event of default actually occurs under the holder’s March 2025 Note and (ii) the 716,099 Class A Ordinary Shares issuable upon exercise of the March 2025 Warrant held by the selling shareholder, in each case without regard to any limitations set forth therein.

(19)	The business address of Bevilacqua PLLC is 1050 Connecticut Ave., NW, Ste. 500, Washington, DC 20036-5304. Louis A. Bevilacqua is the Managing Member of Bevilacqua PLLC and has voting and investment power over the shares held by it. Mr. Bevilacqua disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. Bevilacqua PLLC is outside counsel to the Company.

(20)	This column lists the number of Class A Ordinary Shares beneficially owned by this selling shareholder, which consists of 255,000 Class A Ordinary Shares issuable upon exercise of the November 2024 Warrant held by the selling shareholder, all of which are being registered for resale under this prospectus.

PLAN OF DISTRIBUTION

We are registering the Class A Ordinary Shares issuable upon conversion of the March 2025 Notes and the January 2025 Notes and the exercise of the March 2025 Warrants, the January 2025 Warrants, and the November 2024 Warrant to permit the resale of these Class A Ordinary Shares by the holders of the March 2025 Notes, the January 2025 Notes, the March 2025 Warrants, the January 2025 Warrants, and the November 2024 Warrant from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Class A Ordinary Shares, although we will receive the exercise price of any warrants not exercised by the selling shareholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the Class A Ordinary Shares.

The selling shareholders may sell all or a portion of the Class A Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	broker-dealers may agree with a selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell Class A Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the Class A Ordinary Shares by other means not described in this prospectus. If the selling shareholders effect such transactions by selling Class A Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Class A Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Class A Ordinary Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging in positions they assume. The selling shareholders may also sell Class A Ordinary Shares short and deliver Class A Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Class A Ordinary Shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the March 2025 Notes, the January 2025 Notes, the March 2025 Warrants, the January 2025 Warrants, the November 2024 Warrant, or Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Class A Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Class A Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Class A Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Class A Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A Ordinary Shares by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in market-making activities with respect to the Class A Ordinary Shares. All of the foregoing may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares.

We will pay all expenses of the registration of the Class A Ordinary Shares pursuant to the March 2025 Registration Rights Agreement, the January 2025 Registration Rights Agreement, and the November 2024 Warrant, estimated to be $169,569.29 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders who are January 2025 Investors against liabilities, including some liabilities under the Securities Act, in accordance with the January 2025 Registration Rights Agreement and the October 2024 Letter Agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the Class A Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

The Class A Ordinary Shares and the Company’s public warrants are currently listed on The Nasdaq Capital Market under the symbols “HTOO” and “HTOOW”, respectively.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the Class A Ordinary Shares being registered for resale hereby and the offer and sale of the Class A Ordinary Shares by the selling shareholders. With the exception of the SEC registration fee, all amounts are estimates.

Amount
SEC registration fee	$2,069.29
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Transfer agent fees	10,000
State securities and blue sky laws compliance	2,500
Miscellaneous expenses	5,000
Total	$169,569.29

LEGAL MATTERS

Bevilacqua PLLC, Washington, D.C., is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon certain legal matters for us with respect to the offering of our securities. Arthur Cox LLP, Dublin, Ireland, will pass upon the validity of the securities offered in this prospectus and on matters of Irish law.

As of the date of this prospectus, Bevilacqua PLLC holds the November 2024 Warrant, which may be exercised to purchase 255,000 Class A Ordinary Shares at an exercise price of $0.14 per share. The November 2024 Warrant contains a cashless exercise provision and also provides that the holder may credit all or a portion of outstanding legal fees owed to the holder to the payment of the exercise price.  Bevilacqua PLLC received this security as partial consideration for legal services. Pursuant to the November 2024 Warrant, the Class A Ordinary Shares issuable upon exercise of the November 2024 Warrant are being registered for resale pursuant to the registration statement of which this prospectus forms a part.

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 contains an explanatory paragraph that states that the Company’s operating losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company as of December 31, 2023, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of QIND as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2023 and 2022 consolidated financial statements of QIND contains an explanatory paragraph that states that QIND’s recurring losses from operations and net capital deficiency for the period ended December 31, 2023 raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated under the laws of Ireland. Some of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because most of our assets, and some of the assets of our directors and officers, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. It also may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Ireland.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

Foreign judgments enforced by Irish courts generally will be payable in euros. An Irish court hearing an action to recover an amount in a non-Irish currency will render judgment for the equivalent amount in Irish currency.

Our agent for service of process in the United States is CT Corporation System, 28 Liberty Street, New York, NY 10005, (212) 894-8940.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2023, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.fusion-fuel.eu), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 9, 2025;

●

the Company’s Reports on Form 6-K (and any amendments thereto on Form 6-K/A) furnished to the SEC on January 3, 2025, January 13, 2025, January 13, 2025  (other than Exhibit 99.1 thereto), January 13, 2025  (other than Exhibit 99.1 thereto), January 14, 2025, January 27, 2025, February 24, 2025, February 27, 2025  (other than Exhibit 99.1 thereto), March 3, 2025, March 10, 2025  (other than Exhibit 99.7 and Exhibit 99.8 thereto), May 12, 2025, and May 16, 2025; and

●	the description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A (File No. 001-39789) filed with the SEC on December 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Fusion Fuel Green PLC, 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and telephone number +353 1 961 9350.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Unless the context indicates otherwise, “we,” “us,” “our,” “the Company,” and similar references in this Part II. “Information Not Required in the Prospectus” refer to the operations of Fusion Fuel Green PLC, an Irish public limited company.

Item 8. Indemnification of Directors and Officers

Pursuant to the Company’s constitution, subject to the provisions of and so far as may be permitted by the Companies Act 2014 of Ireland (the “Company Act”), every person who is or was a director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Companies Act prescribes that such an indemnity only permits a company to indemnify any officer against any liability incurred by him or her (i) in defending proceedings where judgment is given in any civil or criminal action in his or her favor or in which he or she is acquitted, (ii) in connection with any proceedings for negligence, default, breach of duty or breach of trust against the officer where an Irish court grants relief because it appears to the court that the officer in question is or may be liable in respect of the negligence, default, breach of duty or breach of trust but that he or she acted honestly and reasonably and should therefore be granted relief from such liability or (iii) in connection with an application made by the officer to be relieved of liability in respect of a claim that the officer apprehends will be made against him or her in respect of any negligence, default, breach of duty or breach of trust, if such relief is granted to the officer by the court.

The Company is permitted under its constitution and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

The Company has entered into deeds of indemnity with its directors and executive officers. Given the director indemnification limitations arising under Irish law, the Company’s subsidiary, Fusion Fuel Portugal, S.A. (“Fusion Fuel Portugal”), has also entered into such deeds of indemnity. These agreements, among other things, require the Company and Fusion Fuel Portugal to jointly and severally indemnify the Company’s directors and executive officers as well as Fusion Fuel Portugal’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of the Company’s or Fusion Fuel Portugal’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s or Fusion Fuel Portugal’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits.

Exhibit No.	Description
4.1	Memorandum and Articles of Association of Fusion Fuel Green PLC (incorporated by reference to Exhibit 3.1 to the Shell Company Report on Form 20-F filed on December 17, 2020)
4.2	Specimen Class A Ordinary Share Certificate of Fusion Fuel Green PLC (incorporated by reference to Exhibit 4.1 to Registration Statement on Form F-4/A filed on October 9, 2020)
4.3	Class A Ordinary Share Purchase Warrant issued on November 1, 2024 (incorporated by reference to Exhibit 4.3 to Registration Statement on Form F-3 filed on March 28, 2025)
4.4	Form of Senior Convertible Note issued on January 10, 2025 (incorporated by reference to Exhibit 4.1 to Form 6-K filed on January 13, 2025)
4.5	Form of Warrant To Purchase Ordinary Shares issued on January 10, 2025 (incorporated by reference to Exhibit 4.2 to Form 6-K filed on January 13, 2025)
4.6	Form of Senior Convertible Note issued on March 3, 2025 (incorporated by reference to Exhibit 4.1 to Form 6-K filed on March 3, 2025)
4.7	Form of Warrant To Purchase Ordinary Shares issued on March 3, 2025 (incorporated by reference to Exhibit 4.2 to Form 6-K filed on March 3, 2025)
4.8	Form of Securities Purchase Agreement, dated as of January 10, 2025 (incorporated by reference to Exhibit 10.1 to Form 6-K filed on January 13, 2025)
4.9	Form of Registration Rights Agreement, dated as of January 10, 2025 (incorporated by reference to Exhibit 10.2 to Form 6-K filed on January 13, 2025)
4.10	Form of Securities Purchase Agreement, dated as of March 3, 2025 (incorporated by reference to Exhibit 10.1 to Form 6-K filed on March 3, 2025)
4.11	Form of Registration Rights Agreement, dated as of March 3, 2025 (incorporated by reference to Exhibit 10.2 to Form 6-K filed on March 3, 2025)
4.12	Form of [Amended and Restated] Limited Waiver, dated as of March 26, 2025, between Fusion Fuel Green PLC and the investor signatory thereto (incorporated by reference to Exhibit 4.12 to Registration Statement on Form F-3 filed on March 28, 2025)
4.13	Description of Securities (incorporated by reference to Exhibit 2.13 to Annual Report on Form 20-F filed on May 9, 2025)
5.1*	Opinion of Arthur Cox LLP
23.1*	Consent of Bush & Associates CPA LLC as to its audit report relating to the financial statements of Fusion Fuel Green PLC
23.2*	Consent of KPMG as to its audit report relating to the financial statements of Fusion Fuel Green PLC
23.3*	Consent of Bush & Associates CPA LLC as to its audit report relating to the financial statements of Quality Industrial Corp.
23.4*	Consent of Arthur Cox LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
107*	Calculation of Filing Fee Table

*	Filed herewith.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that: paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes:

(1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on May 23, 2025.

Fusion Fuel Green PLC

By:	/s/ John-Paul Backwell
John-Paul Backwell
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John-Paul Backwell	Chief Executive Officer (principal executive officer) and Director	May 23, 2025
John-Paul Backwell

/s/ Frederico Figueira de Chaves	Interim Chief Financial Officer (principal financial officer and principal accounting officer), Chief Strategy Officer, Head of Hydrogen Solutions, and Director	May 23, 2025
Frederico Figueira de Chaves

/s/ Jeffrey E. Schwarz	Chairman of the Board of Directors and Director	May 23, 2025
Jeffrey E. Schwarz

/s/ * Theresa Jester	Director	May 23, 2025

/s/ *	Director	May 23, 2025
Rune Magnus Lundetrae

/s/ *	Director	May 23, 2025
Luisa Ingargiola

* By:	/s/ John-Paul Backwell
John-Paul Backwell
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Fusion Fuel Green PLC has signed this registration statement or amendment thereto on May 23, 2025.

By:	/s/ Jeffrey E. Schwarz
Name:	Jeffrey E. Schwarz
Title:	Authorized Representative